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                                                                    EXHIBIT 2.1

                            STOCK PURCHASE AGREEMENT

                                    BETWEEN

                             AFC ENTERPRISES, INC.
                                      AND
                             STARBUCKS CORPORATION




                           Dated as of April 15, 2003



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                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT is made and entered into as of the 15th day of April, 2003 by and between AFC ENTERPRISES, INC., a Minnesota corporation ("AFC"), and STARBUCKS CORPORATION, a Washington corporation ("Purchaser").

                                    RECITALS

         A. AFC owns all of the issued and outstanding capital stock of Seattle Coffee Company, a Georgia corporation ("SCC").

         B. SCC is the owner and operator, either directly or through its wholly-owned subsidiaries, Seattle's Best Coffee LLC, a Washington limited liability company ("Best") and Torrefazione Italia LLC, a Washington limited liability company ("Italia"), of businesses that are engaged in (i) operating a coffee roasting facility (the "Roasting Business"); (ii) developing and operating systems (the "Systems") for the operation of retail cafes and kiosks (the "Cafes") specializing in the sale of gourmet coffees and related items; opening and operating Cafes; and franchising to others the right to open and operate Cafes (the "Retail Business"); (iii) operating a mail order catalogue business (the "Mail Order Business"); and (iv) operating a wholesale distribution business specializing in the sale and distribution of gourmet coffees and related items (the "Wholesale Business").

         C. Purchaser desires to acquire and AFC desires to sell the businesses of SCC, Best and Italia through the purchase of all of the issued and outstanding shares of capital stock of SCC, all on the terms and conditions set forth in this Agreement.

                                   AGREEMENT

         In consideration of the mutual covenants and conditions hereinafter set forth, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby mutually agree as follows:

1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

         "ACCOUNTS RECEIVABLE" is defined in Paragraph 6.g.iv.

         "ACQUISITION DATE" means March 18, 1998, the date of AFC's acquisition of its interest in the Companies.

         "ADVERTISING FUND" means the marketing and advertising fund maintained by Best for the benefit of any of the Franchisees.

         "ADVERTISING FUND LIABILITY" is defined in Paragraph 6.r.

         "AFC AFFILIATED GROUP" means the Affiliated Group of which AFC and the Companies are members.

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         "AFC FINANCIAL STATEMENTS" is defined in Paragraph 6.d hereof.

         "AAFES" means the Army-Air Force Exchange Service.

         "AAFES AGREEMENT" is defined in Paragraph 8.w hereof.

         "AFFILIATE" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such other Person. For purposes of determining whether a Person is an Affiliate, the term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of securities, contract or otherwise. No Persons now employed by any of the Companies who remain employees of the Companies or Purchaser shall be deemed an Affiliate of AFC for purposes of this Agreement.

         "AFFILIATED GROUP" means any affiliated group within the meaning of Code ss.1504(c) or any similar group defined under a similar provision of state, local or foreign law.

         "ALTERNATIVE TRANSACTION" means any offer or proposal for, or any indication of interest in (i) a merger, consolidation, share exchange, business combination, reorganization, recapitalization or any other similar transaction involving the Companies, or (ii) the acquisition, directly or indirectly, of
(a) an interest in the Companies, or (b) one or more of the Businesses or any of the Company Assets other than the transactions contemplated by this Agreement.

         "ANTITRUST DIVISION" is defined in Paragraph 5 hereof.

         "APPLICABLE LAWS" means all laws, rules, ordinances, governmental regulations and orders of all governmental authorities and/or jurisdictions applicable to the conduct of the Businesses.

         "ASSIGNED AGREEMENTS" is defined in Paragraph 9.h hereof

         "BENEFIT PLANS" is defined in Paragraph 6.w.

         "BEST" is defined in Recital B hereof.

         "BEST-OWNED CAFES" is defined in Paragraph 6.e.i hereof.

         "BEST MEMBERSHIP INTERESTS" means the interests in the capital, profits and voting rights of Best.

         "BEST SYSTEM" is defined in Paragraph 6.e.i hereof.

         "BUSINESS DAY" means any day other than a Saturday, Sunday or a legal holiday in Seattle, Washington or any other day on which commercial banks in Seattle, Washington are authorized or permitted by law or governmental decree to close.



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         "BUSINESSES" means the Roasting Business, the Retail Business, the
Mail Order Business and the Wholesale Business, collectively, and "Business" means each of the Businesses, individually.

         "CAFES" is defined in Recital B hereof.

         "CAA" is defined in Paragraph 6.x.i hereof.

         "CERCLA" is defined in Paragraph 6.x hereof.

         "CLAIM NOTICE" is defined in Paragraph 14.a hereof.

         "CLOSING" means the closing of the transactions contemplated by this Agreement.

         "CLOSING AGREEMENT" is defined in Paragraph 6.h.ix hereof.

         "CLOSING DATE" is defined in Paragraph 3 hereof.

         "CLOSING FINANCIAL STATEMENTS" is defined in Paragraph 2.c hereof.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMPANIES" means SCC and each of the Subsidiaries, collectively, and "COMPANY" means each of the Companies, individually.

         "COMPANY ASSETS" means all of the assets owned by the Companies of whatsoever kind or nature and include, without limitation, the assets referenced in Paragraph 6.g hereof.

         "COMPANY AUDITED FINANCIAL STATEMENTS" is defined in Paragraph 8.q hereof.

         "COMPANY CONTRACTS" is defined in Paragraph 6.t hereof.

         "COMPANY-OWNED CAFE PREMISES" is defined in Paragraph 6.e.i hereof.

         "COMPANY-OWNED CAFES" is defined in Paragraph 6.e.i hereof.

         "CT" is defined in Paragraph 6.e.i hereof

         "CURRENT COMPANY FINANCIAL STATEMENTS" is defined in Paragraph 6.d hereof.

         "DEVELOPERS" is defined in Paragraph 6.q.i hereof.

         "DEVELOPMENT AGREEMENTS" is defined in Paragraph 6.q.i hereof.

         "EBITDA" is defined in Paragraph 2.d hereof.

         "ENVIRONMENTAL LAWS" is defined in Paragraph 6.x.i hereof.


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         "EQUIPMENT LEASES" and "MATERIAL EQUIPMENT LEASES" are defined in
Paragraph 6.g.vi hereof.

         "EXISTING LIENS" is defined in Paragraph 6.c.i hereof.

         "FF & E" is defined in Paragraph 6.g.i hereof.

         "FIRPTA AFFIDAVIT" is defined in Paragraph 11.a.vii hereof.

         "FTC" is defined in Paragraph 5 hereof.

         "FINANCIAL STATEMENTS" is defined in Paragraph 6.d hereof.

         "FOREIGN CORRUPT PRACTICES ACT" is defined in Paragraph 6.jj hereof.

         "FOREIGN OFFICIAL" is defined in Paragraph 6.jj hereof.

         "FRANCHISE AGREEMENTS" is defined in Paragraph 6.p.i(a) hereof.

         "FRANCHISED CAFES" is defined in Paragraph 6.p.i(a) hereof.

         "FRANCHISEES" is defined in Paragraph 6.p.i(a) hereof.

         "FRANCHISOR" is defined in Paragraph 6.p.i(a) hereof.

         "GAAP" means generally accepted accounting principles in the United States as in effect on the date hereof.

         "GOVERNMENTAL ENTITY" means any court, administrative, regulatory or other governmental agency, commission, authority or instrumentality, foreign or domestic, or any non-governmental self-regulatory agency, commission or authority, foreign or domestic.

         "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and all rules and regulations promulgated pursuant thereto.

         "HAZARDOUS SUBSTANCES" is defined in Paragraph 6.x.ii hereof.

         "INCOME TAXES" means any Taxes determined by reference to net income.

         "INDEMNIFIED CLAIM" is defined in Paragraph 14.a hereof.

         "INDEMNIFIED PARTY" is defined in Paragraph 14.a hereof.

         "INDEMNIFYING PARTY" is defined in Paragraph 14.a hereof.

         "ITALIA" is defined in Recital B hereof.

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         "ITALIA MEMBERSHIP INTERESTS" means the interests in the capital, profits and voting rights of Italia.

         "ITALIA-OWNED CAFES" is defined in Paragraph 6.e.i hereof.

         "ITALIA SYSTEM" is defined in Paragraph 6.e.i hereof.

         "KNOWLEDGE OF AFC" and "AFC'S KNOWLEDGE" mean the actual knowledge of the executive officers of AFC and the Companies listed on APPENDIX A, without conducting a due diligence investigation in connection with the execution of this Agreement.

         "LANDLORD ESTOPPEL LETTER" is defined in Paragraph 8.x hereof.

         "LEASED PREMISES" is defined in Paragraph 6.f.ii hereof.

         "LICENSE AGREEMENTS" is defined in Paragraph 6.p.ii.a hereof.

         "LICENSES" is defined in Paragraph 6.u.

         "LICENSEES" is defined in Paragraph 6.p.ii.a hereof.

         "LIENS" means any mortgage, lien, pledge, charge, license, security interest, right of first refusal or other similar right, option, voting or control agreement, or any other encumbrance of any nature whatsoever.

         "LOSSES" means any and all loss, liability, claim, cost, damage or deficiency, including interest, penalties, and reasonable attorneys' fees actually incurred by any party entitled to indemnification or reimbursement hereunder, but in no event shall Losses include special or consequential damages.

         "MAIL ORDER BUSINESS" is defined in Recital B hereof.

         "MARKS" is defined in Paragraph 6.o.i.

         "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" means any change, effect, event, occurrence, fact or condition that is, or is reasonably likely to be, materially adverse to the business, financial condition, assets, results of operations, or prospects of the Companies, in the aggregate, or the value of the Shares or the Businesses.

         "MATERIAL SUPPLIER" is defined in Paragraph 6.cc hereof.

         "MEMBERSHIP INTERESTS" means the Best Membership Interests and the Italia Membership Interests, collectively.

         "MTCA" is defined in Paragraph 6.x.i hereof.

         "OCTOBER FINANCIAL STATEMENTS" is defined in Paragraph 2.c hereof.

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         "OPERATING ASSETS" is defined in Paragraph 6.g.iii hereof.

         "OTHER PREMISES" is defined in Paragraph 6.f.i hereof.

         "PATENTS" is defined in Paragraph 6.o.iii.

         "PERMITTED ENCUMBRANCES" means: (a) liens imposed by law for taxes, assessments or governmental charges or claims that are not yet due; (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlords' and other like liens imposed by law, arising in the ordinary course of business and securing obligations that are not past due or delinquent; (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations; (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety, indemnity and appeal bonds, performance and return-of-money and fiduciary bonds and other obligations of a like nature, in each case in the ordinary course of business; (e) easements, zoning restrictions, rights-of-way, licenses, covenants, conditions, minor defects, encroachments or irregularities in title and similar encumbrances on or affecting Premises that do not secure any monetary obligations and do not interfere with the ordinary conduct of business of any of the Companies at the Premises subject to such liens; (f) leases or subleases identified in the Schedules hereto; (g) any (i) interest or title of a lessor or sublessor under any lease, (ii) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (iii) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (ii); (h) liens on goods held by suppliers arising in the ordinary course of business for sums not yet past due or delinquent, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefore and as long as such lien remains unperfected; (i) liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (j) rights of Franchisees and Licensees under Franchise Agreements, License Agreements and Development Agreements in keeping with the Companies' historical business practices and in accordance with the Franchise Agreements, License Agreements and Development Agreements; and (k) the effect of any moratorium, eminent domain or condemnation proceedings of which the Companies have not received notice; provided that the term "PERMITTED ENCUMBRANCES" shall not include any lien securing indebtedness for money borrowed by any Company.

         "PERSON" means any individual, corporation, unincorporated association, business trust, estate, partnership, limited liability company, trust, or Governmental Entity.

         "PRE-CLOSING TAX PERIOD" is defined in Paragraph 4.e.ii hereof

         "PREMISES LEASE", "PREMISES LEASES" is defined in Paragraph 6.f.ii hereof.

         "PROPRIETARY RIGHT CLAIM" is defined in Paragraph 6.o.ix hereof.

         "PROPRIETARY RIGHTS" is defined in Paragraph 6.o.vii hereof.

         "PURCHASE PRICE" is defined in Paragraph 2.b hereof.

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         "RADIUS RESTRICTION CLAUSE" is defined in Paragraph 12.d.

         "RCRA"  is defined in Paragraph 6.x hereof.

         "RECAPITALIZATION EVENT" means any stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange or other similar event or transaction.

         "RECIPES" is defined in Paragraph 6.o.iv hereof.

         "REG." means the Federal income tax regulations from time to time promulgated under the Code by the Internal Revenue Service and the Treasury Department and "Prop. Reg." means the Federal income tax regulations proposed from time to time for promulgation under the Code by the Internal Revenue Service and the Treasury Department.

         "REGISTERED COPYRIGHTS" is defined in Paragraph 6.o.vi hereof.

         "REQUESTING PARTY" is defined in Paragraph 4.b hereof.

         "REQUIRED POLICIES" is defined in Paragraph 6.p.i.(g) hereof.

         "RESTATED FINANCIAL STATEMENTS" is defined in Paragraph 8.q.

         "RETAIL BUSINESS" is defined in Recital B hereof.

         "RETURNS" means all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

         "ROASTING BUSINESS" is defined in Recital B hereof.

         "SARA" is defined in Paragraph 6.x hereof.

         "SCC" is defined in Recital A hereof.

         "SMS" is defined in Paragraph 8.r hereof.

         "SECURED LENDER" shall mean the lender parties to that certain Credit Agreement, dated as of May 23, 2002, as amended, among AFC, as Borrower, such Lender Parties, J.P. Morgan Securities, Inc., as Joint Bookrunner and Co-Lease Arranger, Credit Lyonnais New York Branch, as Co-Documentation Agent, Fleet National Bank, Inc. as Co-Documentation Agent, and SunTrust Bank, as Co-Document Agent.

         "SHARES" means all of the issued and outstanding shares of stock of SCC existing as of the date hereof and as of the Closing.

         "STRADDLE PERIOD" is defined in Paragraph 4.e.iii hereof.

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         "SUPPLIERS" is defined in Paragraph 6.p.i(g) hereof.

         "SURVIVAL LIMITATION DATE" is defined in Paragraph 12.b hereof.

         "SYSTEMS" is defined in Recital B hereof.

         "SUBSIDIARIES" means Best and Italia, collectively, and "SUBSIDIARY" means each of the Subsidiaries, individually.

         "TAX" means any tax imposed of any nature including federal, state, local or foreign net income tax, alternative or add-on minimum tax, profits or excess profits tax, franchise tax, gross income, adjusted gross income or gross receipts tax, license fee, employment related tax (including employee withholding or employer payroll tax, FICA, or FUTA), real or personal property tax or ad valorem tax, sales or use tax, transfer tax, excise tax, stamp tax or duty, any withholding or backup withholding tax, value added tax, severance tax, prohibited transaction tax, premiums tax, occupation tax, windfall profits tax, environmental tax (including taxes under Code Section 59A), customs duties, or estimated tax, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental authority responsible for the imposition of any such tax, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

         "TSCA" is defined in Paragraph 6.x hereof.

         "THIRD PARTY CLAIM" is defined in Paragraph 14.a hereof.

         "TRADE DRESS" is defined in Paragraph 6.o.iv hereof.

         "TRADEMARK REGISTRATION RIGHTS" is defined in Paragraph 6.o.i hereof.

         "TRANSACTION DOCUMENTS" means this Agreement and any and all documents executed by the parties hereto pursuant to the terms hereof.

         "UFOC" is defined in Paragraph 6.s.ii hereof.

         "WPCA" is defined in Paragraph 6.x hereof.

         "WHOLESALE BUSINESS" is defined in Recital B hereof.

         "WORKING CAPITAL" means as of the date of measurement, the sum of cash, cash equivalents, accounts receivable, inventory, prepaid expenses and other current assets, less the sum of accounts payable, bank overdrafts, accrued expenses and liabilities payable within one year of the date of measurement. For purposes of clarification, the terms set forth in this definition shall have the meanings assigned to them under GAAP.

         "WORKING CASH AND CASH EQUIVALENTS" means as of the date of measurement, the sum of cash, cash equivalents, and accounts receivable less the sum of accounts payable, bank overdrafts, accrued expenses and liabilities payable within one year of the date of measurement.



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For purposes of clarification, the terms set forth in this definition shall have the meanings assigned to them under GAAP.

2.       TERMS OF PURCHASE AND SALE OF SHARES

         a. ACQUISITION OF SHARES. Subject to the terms and conditions hereinafter set forth, on the Closing Date, Purchaser shall purchase from AFC, and AFC shall sell, assign, transfer, set over and deliver to Purchaser all right, title and interest in and to all of the Shares.

         b. PURCHASE PRICE. Subject to the provisions of Paragraphs 2.c, 2.d and 2.e, the purchase price (the "Purchase Price") to be paid by Purchaser for all of the Shares shall be the sum of Seventy-two Million Dollars ($72,000,000). The Purchase Price shall be paid in full on the Closing Date by wire transfer to the account identified on SCHEDULE 2.B.

         c. WORKING CAPITAL PURCHASE PRICE ADJUSTMENT. Within ten (10) days after delivery to Purchaser of the complete audited financial statements of the Companies (on a stand-alone basis) for the period of December 30, 2002 through the Closing Date, including all auditors notes attached to the financial statements (the "Closing Financial Statements"),
                  (a) Purchaser shall pay to AFC an amount equal to the amount by which the Working Capital reflected on the unaudited financial statements of the Companies provided to Purchaser for the period ended October, 6, 2002 attached hereto as
                  SCHEDULE 2.C (the "October Financial Statements") is less than the Working Capital reflected on the Closing Financial Statements or (b) AFC shall pay to Purchaser an amount equal to the amount by which the Working Capital reflected on the October Financial Statements exceeds the Working Capital reflected on the Closing Financial Statements.

         d. EBITDA ADJUSTMENT. Within ten (10) days after delivery to Purchaser of the Company Audited Financial Statements, AFC shall pay to Purchaser an amount, if any, equal to the product of (i) the difference between 10,650,000 and the "EBITDA" for the Companies for the year ending December 29, 2002, multiplied by (ii) 6.76. "EBITDA" shall be determined based upon earnings before interest, taxes, depreciation expense, amortization expense, FAS 142 and FAS 144 write-offs, and AFC corporate overhead allocations (consistent with past practices), as each is identified in the Company Audited Financial Statements, and shall be reasonably determined by Purchaser consistent with the example set forth on SCHEDULE 2.D. Seller agrees to provide detailed descriptions and supporting schedules reasonably requested by Purchaser to enable Purchaser to make such determination.

         e. LEASE CONSENT ADJUSTMENT. The Purchase Price shall be reduced by Twenty-five Thousand Dollars ($25,000) for each consent to the transactions described herein that is not obtained by AFC as of the Closing with respect to the Company-Owned

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                  Cafe Premise Leases for which landlord consents are required as identified on SCHEDULE 6.G.V not obtained by AFC as of the Closing.

         f. DELIVERY OF SHARES. At the Closing, AFC shall deliver to Purchaser all certificates representing the Shares, duly endorsed to Purchaser, free and clear of any and all Liens.

3. CLOSING. Subject to the terms and conditions set forth herein, the Closing shall take place on the later of June 30, 2003 or the Business Day following the next date on which the Companies pay payroll in the ordinary course (the "Closing Date") at the offices of Davis Wright Tremaine LLP, 2600 Century Square, 1501 Fourth Avenue, in Seattle, Washington, at 10:00 a.m. local time on the Closing Date, unless the parties otherwise mutually agree as to a different date, time or location. The Closing shall be effective at 11:59 p.m. PDT on the Closing Date.

4.       ADDITIONAL MATTERS.

         a. SCHEDULES. Each of the Schedules to this Agreement shall be deemed to apply to only to the specific section of this Agreement referenced in such Schedule and any omission from any Schedule that appears on another Schedule shall not be deemed to be included in such Schedule; provided, however, that a matter disclosed with respect to one section of this Agreement shall be deemed to have been disclosed for the purposes of all other sections of this Agreement for which the relevance or applicability to such other sections is reasonably apparent based on the content of the Schedule.

         b. FURTHER ASSURANCES; POST-CLOSING COOPERATION. At any time or from time to time after the Closing, at either party's reasonable request (the "Requesting Party") and without further consideration, the other party shall execute and/or deliver to the Requesting Party such instruments, materials and information, and take such other actions as the Requesting Party may reasonably deem necessary in order to consummate the transactions contemplated hereby, and otherwise to cause the other parties to fulfill their obligations under this Agreement and the Transaction Documents. Without limiting the generality of the foregoing, the parties hereby agree as follows:

                  i. Following the Closing and upon ten (10) Business Days prior written notice, each party will afford the other party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating to the Companies or their Businesses in its possession solely with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the Requesting Party in connection with
                           (A) the preparation of Returns, (B) compliance with the requirements of any governmental or regulatory authority, (C) the determination or enforcement of the rights and obligations of any party under any of the provisions of this Agreement, or (D) in connection with any actual or



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                           threatened action or proceeding. Further each party
                           agrees, for a period extending six (6) years after the Closing Date or such shorter period as required by applicable law, not to destroy or otherwise dispose of any such books, records and other data unless such party shall first offer in writing to surrender such books, records and other data to the other party and such other party shall not agree in writing to take possession thereof during the ten
                           (10) Business Day period after such offer is made.

                  ii. If, in order properly to prepare its Returns, other documents or reports required to be filed with governmental or regulatory authorities or its financial h statements or to fulfill its obligations hereunder, it is necessary that a party be furnished with additional information, documents or records relating to the Companies or their Businesses not referred to in subparagraph (i) above, and such information, documents or records are in the possession or control of the other party, such other party shall use its commercially reasonable efforts to furnish or make available such information, documents or records (or copies thereof) at the Requesting Party's request, cost and expense.

         c. DUE DILIGENCE. Purchaser acknowledges that it and its employees, agents and accounting and legal representatives have been afforded reasonable access to the books, records, key personnel, facilities and other things reasonably related to the Companies and the Businesses and have been given a reasonable opportunity to ask questions relating to the Companies and the Businesses and to receive answers thereto. Purchaser further acknowledges that it has completed its business, accounting and legal due diligence review of the Companies and the Businesses; and in completing the transactions contemplated in accordance with this Agreement, Purchaser has not and is not relying on representations and warranties of AFC or any other person or entity which are not expressly stated in this Agreement; provided, however, that notwithstanding the investigation conducted by Purchaser and any knowledge of facts determined or determinable by Purchaser pursuant to such investigation, Purchaser has the right to rely upon the representations and warranties made by AFC in this Agreement.

         d. EMPLOYEE AND EMPLOYEE BENEFIT MATTERS. From and after the Closing, the parties hereto shall comply with the provisions set forth in APPENDIX B hereto, which APPENDIX B is incorporated herein by this reference.

         e.       TAX MATTERS.

                  i. TAX SHARING AGREEMENTS. Any tax sharing agreement between AFC and any of the Companies shall be terminated as of the Closing Date and will have no further effect for any taxable year (whether the current year, a future year, or a past year).

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                  ii.      TAX INDEMNIFICATION. Subject to the limitations set
                           forth in Paragraph 12.b and 12.c hereof relating to the survival of and limitations on AFC's indemnification obligations hereunder, AFC shall indemnify the Companies and Purchaser and hold them harmless from and against, any loss, claim, liability, expense, or other damage attributable to
                           (i) all Taxes (or the non-payment thereof) of the Companies for all Taxable periods ending on or before the Closing Date and the portion through the end of the Closing Date for any Taxable period that includes (but does not end on) the Closing Date ("Pre-Closing Tax Period"), (ii) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which any of the Companies (or any predecessor of any of the foregoing) is or was a member on or prior to the Closing Date, including pursuant to Reg.ss.1.1502-6 or any analogous or similar state, local, or foreign law or regulation, and (iii) any and all Taxes of any person (other than the Companies) imposed on any of the Companies as a transferee or successor, by contract or pursuant to any law, rule, or regulation, which Taxes relate to an event or transaction occurring before the Closing; provided, however, that in the case of clauses (i), (ii), and (iii) above, AFC shall be liable only to the extent that such Taxes exceed the amount, if any, reserved for such Taxes (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) on the face of the Balance Sheet that is part of the Current Company Financial Statements (rather than in any notes thereto.

                  iii. STRADDLE PERIOD. In the case of any Taxable period that includes (but does not end on) the Closing Date (a "Straddle Period"), the amount of any Taxes based on or measured by income or receipts of the Companies for the Pre-Closing Tax Period shall be determined based on an interim closing of the books as of the close of business on the Closing Date (and for such purpose, the Taxable period of any partnership or other pass-through entity in which any of the Companies holds a beneficial interest shall be deemed to terminate at such time) and the amount of other Taxes of the Companies for a Straddle Period which relate to the Pre-Closing Tax Period shall be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in such Straddle Period.

                  iv. RESPONSIBILITY FOR FILING TAX RETURNS. For all taxable periods ending on or before the Closing Date, AFC shall cause the Companies to join in AFC's consolidated federal Income Tax Return and comparable consolidated or combined state Income Tax Returns and, in jurisdictions requiring reporting of the income of the Companies separate from that of AFC, to file separate company state and local Income Tax Returns. AFC shall include the income of the Companies (including any deferred items triggered into income by Reg. Sections 1.1502-13 and Reg. Sections 1.1502-14 and any


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

                           excess loss account taken into income under Reg. Sections 1.1502-19 or comparable provisions of state and local Income Tax regulations) on AFC's consolidated federal Income Tax Returns and comparable consolidated or combined state Income Tax Returns for all periods through the Closing Date and pay any federal, state, and local Income Taxes attributable to such income. All such Returns shall be prepared and filed in a manner consistent with prior practice, except as required by a change in applicable law. Purchaser shall have the right to review and comment on any such Returns prepared by AFC. Purchaser shall cause the Companies to furnish information to AFC as reasonably requested by AFC to allow AFC to satisfy its obligations under this section in accordance with past custom and practice. The Companies and Purchaser shall consult and cooperate with AFC as to any elections to be made on returns of the Companies for periods ending on or before the Closing Date. Purchaser shall cause the Companies to file income Tax Returns or shall include the Companies in its combined or consolidated income tax returns, for all periods other than periods for which AFC has responsibility to do so pursuant to this Paragraph 4.e.iv.

                  v.       COOPERATION ON TAX MATTERS.

                           (a) Purchaser, the Companies, and AFC shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns pursuant to Paragraph 4.e.iv. and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other Party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Companies and AFC agree (A) to retain all books and records with respect to Tax matters pertinent to the Companies relating to any taxable period beginning before the Closing Date until the expiration of seven (7) years following the Closing Date or if later, the expiration of the statute of limitations (and, to the extent notified by Purchaser or AFC, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other Party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other Party so requests, the Companies or AFC, as the case may be, shall allow the other Party to take possession of such books and records.

                           (b) Purchaser and AFC further agree, upon request, to use their best efforts to obtain any certificate or other document from any


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

                                    governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

                           (c) Purchaser and AFC further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Code ss.6043 and all Treasury Regulations promulgated thereunder.

                  vi.      AUDITS.

                           (a) Following the Closing, AFC will allow the Companies and their counsel to participate, at Purchaser's expense, in any audits of AFC consolidated federal Income Tax Returns to the extent that such Returns relate to the Companies. AFC will not settle any such audit in a manner which would adversely affect the Companies after the Closing Date without the prior consent of Purchaser, which consent shall not be unreasonably withheld.

                           (b) Following the Closing, Purchaser will allow AFC and its counsel to participate, at AFC's expense, in any audits of any federal Income Tax Returns of any of the Companies relating to any period prior to the Closing. Purchaser will not settle (or permit any of the Companies to settle) any such audit in a manner which would result in an indemnification obligation on the part of AFC without the prior consent of AFC, which consent shall not be unreasonably withheld.

                  vii. CERTAIN TAXES AND FEES. All transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with consummation of the transactions contemplated by this Agreement shall be paid by AFC when due, and AFC will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes, fees and charges, and, if required by applicable law, Purchaser will, and will cause its Affiliates to, join in the execution of any such Returns and other documentation.

                  viii. CARRYBACKS. AFC will immediately pay to Purchaser any Tax refund (or reduction in Tax liability) resulting from a carryback of a post-acquisition Tax attribute of any of the Companies into the AFC consolidated Return, when such refund or reduction is realized by the AFC Affiliated Group. AFC will cooperate with the Companies in obtaining such refunds (or reduction in Tax liability), including through the filing of amended Returns or refund claims. Purchaser agrees to indemnify AFC for any


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

                           Taxes resulting from the disallowance of such post-acquisition Tax attribute on audit or otherwise.

                  ix. Section 338(h)(10) ELECTION. At Purchaser's option, AFC and Purchaser shall join in making an election under Code Section 338(h)(10) (and any corresponding elections under state, local, or foreign tax law) (collectively a "Section 338(h)(10) Election") with respect to the purchase and sale of the stock of SCC. AFC will pay any Tax attributable to the making of the Section 338(h)(10) Election and will indemnify Purchaser and SCC against any Losses arising out of any failure to pay such Tax. AFC will also pay any state, local, or foreign Tax (and indemnify
                           Purchaser and SCC against any Losses arising out of any failure to pay such Tax) attributable to an election under state, local, or foreign law similar to the election available under Code ss.338(g) (or which results from the making of an election under Code Section 338(g) with respect to the purchase and sale of the stock of SCC hereunder.

                  x. ALLOCATION OF PURCHASE PRICE. The Parties agree that the Purchase Price and the liabilities of the Companies (plus other relevant items) will be allocated among the Company Assets for all purposes (including income Tax and financial accounting purposes) as mutually agreed by the parties, in a manner consistent with Code Sections 338 and 1060 and the regulations thereunder. Purchaser, SCC, and AFC shall file all Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with such allocation.

5. HART-SCOTT-RODINO COMPLIANCE. Purchaser and AFC each will as promptly as practicable make or cause to be made all filings which are required under the HSR Act, and any similar foreign antitrust laws, rules, regulations, orders or decrees. Each such filing will request early termination of the waiting period imposed by the HSR Act. AFC and Purchaser each will use its commercially reasonable efforts to respond or cause a response to be made as promptly as reasonably practicable to any inquiries received from the Federal Trade Commission ("FTC") and the Antitrust Division of the Department of Justice ("Antitrust Division") for additional information or documentation and to respond as promptly as reasonably practicable to all inquiries and requests received from any other Governmental Entity in connection with antitrust matters; provided however, that nothing contained herein will be deemed to preclude either AFC or Purchaser from negotiating reasonably with any Governmental Entity regarding the scope and content of any such requested information and documentation. AFC and Purchaser will each use their respective commercially reasonable efforts to overcome any objections that may be raised by the FTC, the Antitrust Division or any other Governmental Entity having jurisdiction over antitrust matters. Notwithstanding the foregoing or any other provision of this Agreement, neither Purchaser, nor any of its Affiliates, shall be required to make proposals, execute or carry out agreements or submit to orders providing for the sale or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets, categories of assets or lines of business of Purchaser, any of its Affiliates, or the Companies, or the holding separate of the Shares or any ownership interests in the Companies or imposing or seeking to impose any


Page 15 - STOCK PURCHASE AGREEMENT
limitation on the ability of Purchaser or its subsidiaries or Affiliates to conduct their business or owns such assets or to acquire, hold or exercise full rights of ownership of the shares or membership interests, as applicable, of the Companies. Purchaser and AFC shall each pay one-half of the fees due under the HSR Act.

6. REPRESENTATIONS AND WARRANTIES OF AFC. AFC hereby represents and warrants as follows, which representations and warranties set forth herein shall be as of the date hereof on the Closing Date, and shall survive the Closing for a period of two (2) years following the Closing, except that the representations and warranties set forth in Paragraph 6.h, shall survive for a period of six (6) years.

         a.       ORGANIZATION AND GOOD STANDING.

                  i. AFC. AFC is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has all requisite corporate power and authority to conduct its business and own, operate and lease its properties and to conduct its business as now being conducted.

                  ii. SCC. SCC (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia; (b) has all requisite corporate power and authority to conduct its business and own, operate and lease its properties as and in the places where such business is now conducted and such properties are now owned, leased or operated; (c) is duly qualified as a foreign corporation in all jurisdictions, both inside and outside of the United States of America, in which it transacts business and in which failure to qualify would materially adversely effect SCC's ability to transact its business in such jurisdiction, a list of which foreign jurisdictions is set forth on
                           SCHEDULE 6.A.II. attached hereto; and (d) other than Best and Italia, has no subsidiaries (defined as an Affiliate organization in which SCC owns, directly or indirectly, at least ten percent (10%) of the outstanding stock or other equity).

                  iii. BEST. Best (a) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Washington; (b) has all requisite power and authority to conduct its business and own, operate and lease its properties as and in the places where such business is now conducted and such properties are now owned, leased or operated; (c) is duly qualified as a foreign limited liability company in all jurisdictions, both inside and outside of the United States of America, in which it transacts business and in which failure to qualify would materially adversely effect Best's ability to transact its business in such jurisdiction, a list of which foreign jurisdictions is set forth on SCHEDULE 6.A.III attached hereto; and (d) has no subsidiaries, as defined in subparagraph a.ii above.

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

                  iv. ITALIA. Italia (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Washington;
                           (ii) has all requisite power and authority to conduct its business and own, operate and lease its properties as and in the places where such business is now conducted and such properties are now owned, leased or operated; (iii) is duly qualified as a foreign limited liability company in all jurisdictions, both inside and outside of the United States of America, in which it transacts business and in which failure to qualify would materially adversely effect Italia's ability to transact its business in such jurisdiction, a list of which foreign jurisdictions is set forth on SCHEDULE 6.A.IV attached hereto; and (iv) has no subsidiaries, as defined in subparagraph a.ii above.

         b. CORPORATE POWER AND AUTHORITY. The execution and delivery of this Agreement by AFC and the consummation by AFC of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of AFC, as applicable. At Closing, all corporate action on the part of AFC and its directors, necessary for (i) the authorization, execution, delivery and performance of the other Transaction Documents to which it is a party; and (ii) the performance of all of the obligations of AFC under this Agreement and the Transaction Documents, shall have been duly and validly taken.

         c.       CAPITALIZATION/STOCK OWNERSHIP.

                  i. SCC. The authorized capital stock of SCC consists solely of 10,000 shares of no par value common voting stock, of which 500 shares are issued and outstanding and owned solely by AFC. The shares referenced in the preceding sentence constitute all of the Shares. Except as set forth on SCHEDULE 6.C. (the "Existing Liens"), AFC owns the Shares, free and clear of all Liens, and shall at Closing, have full and unfettered right to transfer and deliver the Shares to Purchaser. Each issued Share is duly authorized, validly issued, fully paid and nonassessable. There are no existing options, warrants, calls or commitments with respect to any of the authorized and unissued shares of SCC, and no outstanding securities convertible into or exchangeable for any capital stock or any options or warrants to acquire capital stock of SCC. Since its inception, SCC has not issued any shares of capital stock other than the Shares. All of the Existing Liens shall be terminated at or before the Closing.

                  ii. BEST. SCC is the owner of one hundred percent (100%) of the Best Membership Interests. Except for the Existing Liens, which shall be terminated at or prior to Closing and the franchise tax for the fiscal year ending December 30, 2002 assessed by the State of Texas, which tax is not yet due (the "Texas Taxes"), which Texas Taxes will be paid by Best in full on May 15, 2003, SCC owns the Best Membership Interests free and clear of all Liens. There are no existing options, warrants, calls or


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

                           commitments with respect to the Best Membership Interests, and no outstanding securities convertible into or exchangeable for any Best Membership Interests or any options or warrants to acquire Best Membership Interests. Since its inception, Best has not issued any Best Membership Interests other than those owned by SCC on the date hereof.

                  iii. ITALIA. SCC is the owner of one hundred percent (100%) of the Italia Membership Interests. Except for the Existing Liens, which shall be terminated at Closing and the Texas Taxes which will be paid by Italia in full on May 15, 2003, SCC owns the Italia Membership Interests free and clear of all Liens. There are no existing options, warrants, calls or commitments with respect to the Italia Membership Interests, and no outstanding securities convertible into or exchangeable for any Italia Membership Interests or any options or warrants to acquire Italia Membership Interests Since its inception, Italia has not issued any Italia Membership Interests other than those owned by SCC on the date hereof.

         d. FINANCIAL STATEMENTS. Attached hereto as SCHEDULE 6.D. (and except as described therein) are true, correct and complete copies of (i) AFC's audited financial statements (including balance sheet, statement of operations and statement of cash flows) for its fiscal year ending December 31, 2000, December 30, 2001 (collectively, the "AFC Financial Statements") and
                  (ii) the Companies' unaudited financial statements for the year ending December 29, 2002 (the "Current Company Financial Statements"). Except to the extent described on SCHEDULE 6.D, the AFC Financial Statements and the Current Company Financial Statements (collectively, the "Financial Statements") are in accordance with the books and records of AFC, are (1) complete and correct in all material respects and fairly present in all material respects the financial position and results of operations of the Companies as of their respective dates and the results of operations and the cash flows of the Companies for the periods presented therein, (2) prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as otherwise stated in the Financial Statements and with respect to Current Company Financial Statements, except for the absence of footnotes and subject to normal, recurring adjustments), and (3) comply as to form, as of their respective dates, in all material respects with applicable accounting requirements of the Financial Accounting Standards Board and other authoritative accounting or regulatory organizations with respect thereto. Except to the extent described on SCHEDULE 6.D, since the date of the Current Company Financial Statements, there has not been any change in the assets, liabilities, financial condition or operations of any of the Companies from that reflected in the Current Company Financial Statements which results in an increase in liabilities or obligations of any Company in excess of $50,000. Except to the extent reflected or reserved against or noted in the Current Company Financial Statements or otherwise disclosed on SCHEDULE 6.D., none of the Companies had, as of such date, any material liabilities or obligations of any nature, whether accrued, absolute, contingent, determined, determinable or otherwise, and to


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

                  AFC's Knowledge, there exists no condition, situation or set of circumstances that could reasonably be expected to result in any liability or obligation incurred after the Acquisition Date, including without limitation tax liabilities, whether incurred in respect to or measured by such Company's income for any period after the Acquisition Date and prior to the date of such Current Company Financial Statements, or arising out of transactions entered into, or events occurring between the Acquisition Date and the date of such Current Company Financial Statement. Except as described on SCHEDULE 6.d., there exists no basis for the assertion against SCC or any Subsidiary, as of the date hereof or as of the date of the Current Company Financial Statements, of any material liability of a nature requiring financial statement disclosure under GAAP that is not fully reflected or reserved against or noted in the Current Company Financial Statements. Each of the Restated Financial Statements, the Company Audited Financial Statements, and the Closing Financial Statements, on the date of delivery to Purchaser, will be (1) complete and correct in all material respects, and will fairly present in all material respects the financial positions and results of operations of the Companies as of their respective dates and the result of operations and the cash flows of the Companies for the periods presented therein, (2) prepared in accordance with GAAP applied on a consistent basis during the periods involved, and (3) comply as to form, as of their respective dates, in all material respects with applicable accounting requirements of the Financial Accounting Standards Board and other authoritative accounting or regulatory organizations with respect thereto.

         e.       CAFES.

                  i. SCHEDULE 6.E.I attached hereto sets forth the number of Cafes (the "Company-Owned Cafes") owned and operated by SCC and the Subsidiaries (and, in the case of Italia, its Affiliate, CT Restaurants, L.P., a Texas limited partnership ("CT")) and indicates the number operated by Best (the "Best-Owned Cafes") pursuant to the System (the "Best System") which utilizes the principal service mark "Seattle's Best Coffee" and related trademarks and service marks and the number operated by Italia and its Affiliate (the "Italia-Owned Cafes") pursuant to the System (the "Italia System") which utilizes the principal service mark "Torrefazione Italia" and related trademarks and service marks. SCHEDULE 6.E.I also contains an accurate and complete list showing (x) each of the addresses of the Company-Owned Cafes (the "Company-Owned Cafe Premises") that is presently open for business, has been open for business at any time within the past twenty-four
                           (24) months, or that is anticipated to be open for business within six (6) months following the Closing, and (y) an indication of whether such location is or was owned by SCC or either of the Subsidiaries or whether such location is or was leased by SCC or either of the Subsidiaries. The assets of CT, which are listed on SCHEDULE 6.E.I(A), shall be contributed to TI prior to Closing, at no cost to TI.

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

                  ii. Each lease and the current lawful owner of the tenant's interest under each such lease for each Company-Owned Cafe Premises is identified on
                           SCHEDULE 6.E.II. The information listed on SCHEDULE 6.E.II is true, complete and correct. Without limiting the foregoing, the documents listed under the headings "Lease Document Information" on
                           SCHEDULE 6.E.II lists all documents that constitute the subject lease, including without limitation any document that amends or affects the lease or tenants rights or obligations with respect to the premises subject thereto. To the extent the current lawful owner of the tenant's interest under each such lease is different from the name of the tenant identified on the lease itself, then any such transfer to the current lawful owner was (i) permitted under the terms of the lease or (ii) the consent of any Person whose consent was required for such transfer was obtained.

                  iii. SCHEDULE 6.E.III contains a complete and accurate list of each document that provides or allows occupancy of each Company-Owned Cafe Premises, but for which there is no lease currently in effect.

                  iv. SCHEDULE 6.E.IV contains a complete and accurate list of storage agreements, common area agreements (other than leases of common area adjacent to a Company-Owned Cafe Premises described in the lease for such Company-Owned Cafe Premises), leases or other similar documents for space in or near the same building or development in which a Company-Owned Store is located.

         f. OTHER PREMISES. None of the Companies own any interest in real property.

                  i. SCHEDULE 6.F.I attached hereto contains a true, correct and complete list of all real estate other than the Company-Owned Cafe Premises (i) which are presently and will be leased by SCC or either of the Subsidiaries as of the Closing Date including manufacturing facilities, distribution facilities and sales offices (the "Other Premises") and (ii) which are currently leased by a Company pursuant to lease agreements which shall be terminated or transferred to AFC or any other party (other than a Company) designated by AFC prior to the Closing (the "Excluded Premises").

                  ii. SCHEDULE 6.F.II contains a complete and accurate list of all leases of interests in real property pertaining to the Other Premises under which any Company is the tenant (including as a successor to a tenant or an assignee thereof), including month-to-month tenancies, at will tenancies, other periodic tenancies and any other short-term tenancies. The information listed on SCHEDULE 6.F.II is true, complete and correct. Without limiting the foregoing, the documents listed on SCHEDULE 6.F.II lists all documents that constitute the subject lease, including without limitation any document that amends or affects the lease or tenants rights or obligations with respect to the premises subject thereto. The current tenant under each lease



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

                           listed on SCHEDULE 6.F.II is Seattle Coffee Company except for SBC # 53 , SBC # 52A and SBC #56 under which the current tenant is Seattle Best Coffee LLC and TI #809 under which Torrefazione Italia, LLC is the current tenant. To the extent the current lawful owner of the tenant's interest under each such lease is different from the name of the tenant identified on the lease itself, then any such transfer to the current lawful owner was (i) permitted under the terms of the lease or (ii) the consent of any Person whose consent was required for such transfer was obtained. Company-Owned Cafe Premises and the Other Premises are referred to herein as the "Leased Premises." Each Lease identified on SCHEDULES 6.E.II, 6.E.IV, or 6.F.II is referred to herein as a "Premises Lease"; and collectively, the "Premises Leases".

                  iii. A true, correct and complete copy of each written Premises Lease, together with any document in AFC's or any Company's possession that has the effect of amending, supplementing or modifying such Lease (collectively the "Lease Documents") in any way has been provided to Purchaser and each such document is listed on one or more of the Schedules attached. Other than the Lease Documents, there are no documents containing any material amendments, modifications or supplements to the Premises Leases that have not been disclosed to Purchaser.

                  iv. AFC has made available to Purchaser for review, each lease file in its or any Company's possession with respect to each Premises Lease.

                  v. The (i) minimum rent (or similar rental) payable under each Premises Lease and the amount of all additional rental paid thereunder during Calendar Year 2002 and (ii) the date upon which each Premises Lease is to expire is correctly listed on the applicable Schedules hereto.

                  vi. To AFC's Knowledge, all Leased Premises comply with, and are operating in compliance with all applicable laws in all material respects.

                  vii. No written notices have been provided to any of the Companies or AFC by any landlord (or lender for any landlord) related to any Premises Lease, including (without limitation) any written notice that (a ) would materially change or limit the permitted use thereunder, change the location thereof, materially change or limit the operations conducted therein,
                           (b) exercises any rights to terminate the Premises Lease or adjust rental amounts, (c) provides notice of any alleged breach by any party to the Premises Lease which has not been cured as of the date of this Agreement; or (d) provides any notice concerning casualty or condemnation, and to AFC's Knowledge, no basis exists for any such notice to be provided.


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

                  viii. To AFC's Knowledge, no landlord under any Premises Lease has failed to perform its obligations thereunder.

                  ix. With respect to each Premises Lease, the person or entity that holds the tenant's interest under the Lease and to AFC's Knowledge, the landlord under such Lease is accurately identified on the applicable Schedule relating to such Premises Lease.

                  x. Except as described on the applicable Schedules hereto, no other person or entity has any interest in the tenant's interest in any Premises Lease other than the tenant identified on the applicable Schedules with respect to each Premises Lease.

                  xi. No party has provided any other party with written notice of its repudiation of any provision of any Premises Lease. Except as stated in SCHEDULE 6.F.XI, there are no disputes, oral agreements or forbearance programs in effect as to any Premises Lease.

         g. COMPANY ASSETS. The Company Assets are owned solely by the Companies free and clear of all Liens, except for (i) the Existing Liens, which shall be released at Closing, (ii) the Permitted Encumbrances, and (iii) as to the Membership Interests, the Texas Taxes. The Company Assets are in the exclusive possession of the Companies. The tangible Company Assets are in good working order, except as described in
                  SCHEDULE 6.G. The Company Assets include, but are not limited to:

                  i. The furniture, fixtures, vehicles, machinery and equipment (the "FF&E"), including without limitation the FF&E listed on SCHEDULE 6.G.I hereto which is located at the Companies' corporate offices, roasting facility and distribution centers.

                  ii. The computer hardware, computer software (and license agreements with respect thereto), and electronic data and computer files and the storage media upon which such files are located owned or licensed by a Company, or which will be transferred to a Company by AFC on or prior to the Closing, all of which are listed on SCHEDULE 6.G.II hereto, subject to additions or deletions in the ordinary course of business prior to the Closing.

                  iii. The operating assets and supplies (the "Operating Assets") used in connection with the conduct of the Businesses, included but not limited to, menus, uniforms, inventory, ingredients, food products, beverages, dishes, pots, pans, napkins, and other cooking, serving and eating utensils, paper products, packaging supplies, cleaning supplies, stationary, forms, labels, office supplies, production supplies, petty cash and store change funds and advertising, promotional and sales materials. SCHEDULE 6.G.III sets forth the


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

                           minimum inventory of Operating Assets which will be on the Premises of each Cafe (including without limitation the Cafe contributed by CT) on the Closing Date. All of such Operating Assets are now, and will be at Closing, (a) clean and usable in the normal course of business, except for reasonable quantities of obsolete or otherwise unusable Operating Assets in excess of the quantities of such items set forth in SCHEDULE 6.G.III; (b) located at the Premises; (c) owned by SCC or the Subsidiaries free and clear of any and all Liens except for the Existing Liens, which shall be released at Closing, and the Permitted Encumbrances; and (d) at their normal levels and sufficient for the normal requirements of the Businesses and the operation of the Company-Owned Cafes and the Systems. All items of inventory reflected on the Financial Statements are valued at the lower of cost or market value determined on a first in, first out (FIFO) basis. No inventory of SCC or the Subsidiaries is held on consignment.

                           iv. (a) All unpaid franchise, license, royalty and advertising fees or other amounts owed by Franchisees or other parties to any of the Companies; (b) all notes receivable, prepaid items or expenses of whatever nature arising from or related to the Businesses and (c) all amounts due and owing to the Companies arising from the sale of merchandise to customers in the ordinary course of business (collectively, all such amounts due to the Companies are hereinafter referred to as the "Accounts Receivable"). A complete list of the Accounts Receivable as of the March 14, 2003 is attached hereto as SCHEDULE 6.G.IV. The Accounts Receivable of each Company arose from bona fide transactions in the ordinary course of the Business. The materials and services involved have, in all material respects, been provided to the account or note obligor, and such Accounts Receivable constitute valid and enforceable claims, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles, discretion of the courts in granting equitable remedies. The Accounts Receivable are collectible at their full amounts, less any reserve for doubtful accounts shown on the current Company Financial Statements. There are no set-offs, counterclaims or disputes which have been asserted by written notice to any of the Companies or AFC with respect to the Accounts Receivable.

                  v. The Premises Leases. Each of the Premises Leases disclosed on SCHEDULES 6.E.II, 6.E.IV and 6.F.II is in full force and effect and there are no existing defaults or events of default on the part of any of the Companies, real or claimed, or events which with notice or lapse of time or both would constitute defaults of any of the Companies. Except as disclosed on SCHEDULE 6.G.V, neither the execution of this Agreement nor the consummation of the transactions contemplated herein shall constitute a default under any of the Premises Leases. Except as described on SCHEDULE 6.G.V, no consent of any Landlord under the Premises Leases is required as a result of the execution of this Agreement or the


Page 23 - STOCK PURCHASE AGREEMENT
                           consummation of the transactions contemplated herein. Except as disclosed on SCHEDULE 6.G.V, there are no material monetary obligations of any Company to any lessor for acts or events, including without limitation any damage to such real property or improvements occurring prior to the date hereof, other than accrued rent obligations disclosed on the Current Company Financial Statements. Except as indicated in SCHEDULE 6.G.V, to AFC's Knowledge, all improvements on any real property leased to or used by SCC or the Subsidiaries substantially conform to all applicable state and local laws, use restrictions, zoning and building ordinances and health and safety ordinances, and the various purposes for which the real estate and improvements thereon are presently being used do not violate applicable zoning laws.

                  vi. All leases for machinery, vehicles, equipment, computer hardware, used or employed by any of the Companies, (the "Equipment Leases"). SCHEDULE 6.G.VI attached hereto sets forth a true and correct list of each of the Equipment Leases having amounts remaining due thereunder in excess of $5,000.00 (the "Material Equipment Leases"). AFC has delivered to Purchaser true, correct and complete copies of all of the Material Equipment Leases together with all amendments thereof. Each such Material Equipment Lease is in full force and effect and there are no existing defaults or events of default on the part of any Company, real or claimed, or events which, with notice or lapse of time or both, would constitute material defaults by any Company.

                  vii.     The Membership Interests.

         h.       TAXES.

                  i. Except as explained on SCHEDULE 6.H.I., the AFC Affiliated Group has filed all Income Tax Returns that it was required to file under applicable laws and regulations for each taxable period during which any of the Companies (or their predecessors) was a member of the group. Each of the Companies has filed all Returns that it was required to file under applicable laws and regulations. Except as explained on SCHEDULE 6.H.I., all such Returns were correct and complete in all material respects and have been prepared in substantial compliance with all applicable laws and regulations. Except as explained on SCHEDULE 6.H.I., all Taxes due and owing by any of the Companies or for which any of the Companies may be liable (whether or not shown on any Return) have been paid. Except as explained on SCHEDULE 6.H.I., no claim has ever been made by an authority in a jurisdiction where any of the Companies does not file Returns that it is or may be subject to taxation by that jurisdiction. Except as explained on SCHEDULE 6.H.I., no member of the AFC Affiliated Group currently is the beneficiary of any extension of time within which to file any Return.

Page 24 - STOCK PURCHASE AGREEMENT

                  ii. There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Companies.

                  iii. Each member of the AFC Affiliated Group has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                  iv. Except as explained in SCHEDULE 6.H.I, neither AFC nor any officer responsible for Tax matters of AFC and its subsidiaries expects any authority to assess any additional Income Taxes against any Affiliated Group for any taxable period during which any of the Companies (or their predecessors) was a member of the group. There is no dispute or claim concerning any material Income Tax liability of the AFC Affiliated Group for any taxable period during which any of the Companies (or their predecessors) was a member of the group either (a) claimed or raised by any authority in writing or (b) as to which AFC or any of its officers responsible for Tax matters has knowledge based upon personal contact with any agent of such authority. Except as explained in SCHEDULE 6.H.I, neither AFC nor any officer responsible for Tax matters of any of the Companies expects any authority to assess any additional Taxes against any of the Companies or for which any of the Companies may be liable for any period for which Returns have been filed. No foreign, federal, state, or local tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to Taxes for which any of the Companies may have liability. Except as explained in SCHEDULE 6.H.I, none of the Companies has received from any foreign, federal, state, or local taxing authority (including jurisdictions where the Companies have not filed Returns) any (i) written notice indicating an intent to open an audit or other review, (ii) written request for information related to Tax matters, or
                           (iii) written notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against any of the Companies.

                  v. SCHEDULE 6.H.V lists all federal, state, local, and foreign Returns filed with respect to any of the Companies, or with respect to which any of the Companies may have liability for Taxes, for taxable periods ended on or after December 31, 1998, indicates those Returns that have been audited, and indicates those Returns that currently are the subject of audit. AFC has delivered to Purchaser correct and complete copies of all Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Companies, or with respect to which any of the Companies may have liability for Taxes, filed or received since Acquisition Date.


Page 25 - STOCK PURCHASE AGREEMENT

                  vi. No member of the AFC Affiliated Group has waived any statute of limitations in respect of any Income Taxes or agreed to any extension of time with respect to an Income Tax assessment or deficiency for any taxable period during which any of the Companies (or their predecessors) was a member of the AFC Affiliated Group. None of the Companies has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  vii. SCC has not filed a consent under Code ss.341(f) concerning collapsible corporations. None of the Companies is a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of (a) any "excess parachute payment" within the meaning of Code ss.280G (or any corresponding provision of state, local or foreign Tax law) and
                           (b) any amount that will not be fully deductible as a result of Code ss.162(m) (or any corresponding provision of state, local or foreign Tax law). SCC has not been a United States real property holding corporation within the meaning of Code ss.897(c)(2) during the applicable period specified in Code ss.897(c)(1)(A)(ii). Each member of the AFC Affiliated Group has disclosed on its federal Income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal Income Tax within the meaning of Code ss.6662. Since the Acquisition Date, none of the Companies (or their predecessors) (x) has been a member of an Affiliated Group filing a consolidated federal Income Tax Return (other than a group the common parent of which was AFC) or (y) has any liability for the Taxes of any Person (other than one of the Companies) under Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  viii. The unpaid Taxes of the Companies (a) did not, as of the date of the Current Company Financial Statements, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Current Company Financial Statements (rather than in any notes thereto) and (b) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Companies or the AFC Affiliated Group in filing their Returns. Since the date of the Current Company Financial Statements, none of the Companies incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the ordinary course of business consistent with past custom and practice.

                  ix. SCC will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (a) change in method of accounting for a taxable period ending on or prior to the



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

                           Closing Date; (b) "closing agreement" as described in Code ss.7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (c) intercompany transactions or any excess loss account described in Treasury Regulations under Code ss.1502 (or any corresponding or similar provision of state, local or foreign income Tax law); (d) installment sale or open transaction disposition made on or prior to the Closing Date; or (e) prepaid amount received on or prior to the Closing Date.

         i.       PREMISES.

                  i. Except as described in SCHEDULE 6.I.I, all utilities and major service systems (including without limitation electrical, sanitary and sewage, HVAC, air ventilation and filtering, refrigeration and water supply) necessary for the operation of the Company-Owned Cafes, the manufacturing facilities and other Businesses conducted by the Companies are in good working order and are adequate for the present needs of the Company-Owned Cafes, manufacturing facilities and other Businesses. To AFC's Knowledge, there are no facts or circumstances that will result in the termination of the present access from any of the Premises to utility services or existing streets, highways and roads adjoining such Premises.

                  ii. The current use, occupancy, operation and condition of all of the Premises comply, in all material respects, with all applicable covenants, conditions, restrictions and contracts and any applicable zoning, building, health, safety, environmental and other laws to which they are subject. All applicable permits, licenses and other evidences of compliance which are or were required to be obtained in connection with the occupancy and use of the Premises have been obtained, except those permits, the failure of which to obtain could not reasonably be expected to result in liabilities or obligations in excess of $50,000 of any Company or result in the loss or impairment of the use of such Premises.

                  iii. Except as set forth on SCHEDULE 6.I.III, none of the Companies has received any Health Department or other governmental citation with respect to any Company-Owned Cafe, manufacturing facility or any of the Businesses, which has not been cured.

                  iv. Except as set forth in the third item of SCHEDULE 6.N., neither AFC, SCC nor any Subsidiary has received written notice that any of the Company-Owned Cafes or the Premises are or will be subjected to any condemnation, eminent domain or similar proceedings, and to AFC's Knowledge, no such eminent domain or similar proceeding is contemplated by any governmental authority.

Page 27 - STOCK PURCHASE AGREEMENT

         j. AUTHORITY; NONCONTRAVENTION. This Agreement has been duly executed and delivered by AFC and, assuming the due authorization, execution and delivery by the Purchaser constitutes a legal, valid and binding obligation of AFC, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of AFC or any Company; (i) the Certificate of Incorporation or Bylaws or equivalent charter documents of AFC or any Company;
                  (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to AFC or any Company or their respective properties or assets; or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to AFC or any Company or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate are not (x) reasonably likely to result in liabilities or obligations in excess of $50,000 of any Company; (y) reasonably likely to materially impair the ability of AFC to perform its material obligations under this Agreement, or (z) reasonably likely to prevent or materially delay the consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, action by, or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to AFC or any Company in connection with the execution and delivery of this Agreement by AFC or the consummation by AFC of the transactions contemplated by this Agreement, except for (1) the filing under the HSR Act; (2) the consent of the Secured Lender; and (3) such other consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate is not reasonably likely to
                  (x) have a Material Adverse Effect on any of the Companies,
                  (y) materially impair the ability of AFC to perform its obligations under this Agreement; or (z) prevent or delay the Closing.

         k. NO BREACH. No Company is in breach of any, and each Company has complied with and performed all obligations under, each Company Contract or other material contract or agreement to which it is a party except to the extent that such breach would not give rise to grounds for termination or a claim against any Company for damages in excess of $5,000. Except as described in SCHEDULE 6.K. and except for any Permitted Encumbrances and the Existing Liens, there is no basis for the assertion against any Company, the Shares or the Company Assets of any Liens, liabilities, debts or obligations, whether due or to become due,


Page 28 - STOCK PURCHASE AGREEMENT
                  including but not limited to liabilities or obligations on account of taxes (other than the Texas Taxes, but including without limitation taxes arising out of this transaction) or other governmental charges which would adversely affect or cause a Lien upon the Company Assets, the Shares, the Best Membership Interests, the Italia Membership Interests or diminish the rights of the Companies in such Company Assets or the rights of AFC in the Shares.

         l. COMPLIANCE WITH LAWS. Except as described on SCHEDULE 6.L, the Companies are, and have been at all times in the past, in compliance, in all material respects, with all Applicable Laws applicable to the conduct of the Businesses, including without limitation Applicable Laws relating to (i) the offer and sale of franchises, (ii) the servicing and operation of a franchise system and (iii) zoning, building, public health, plumbing, electrical, fire, public health, occupational safety, pollution, food and drug preparation and labeling, importation, environmental protection, and waste disposal matters.

         m. CONSENTS AND APPROVALS. Except for approvals required by the HSR Act, consents required from landlords with respect to the Premises Leases as set forth on SCHEDULE 6.G.V and as identified on SCHEDULE 6.M, no consent or approval of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement or the agreements contemplated by this Agreement, other than consents or approvals which have been obtained and delivered to Purchaser or which the failure to obtain in the aggregate could not reasonably be expected to result in liabilities or obligations in excess of $50,000 to any Company or materially impair the ability of any Company to operate its business in a manner consistent with past practices.

         n. ACTIONS AND PROCEEDINGS. Except as disclosed on SCHEDULE 6.N., there is no action, suit, proceeding or, to AFC's Knowledge, investigation pending or, to the Knowledge of AFC, threatened against or affecting the Companies, the Shares, the Businesses, the Company-Owned Cafes or the Systems before or by any Governmental Entity.

         o.       PROPRIETARY RIGHTS.

                  i. Attached hereto as SCHEDULE 6.O.I. is a true, correct and complete list of all U.S. and Foreign trade names, trademarks, service marks, logos, slogans, and assumed names currently used in and material to the conduct of the Businesses as they are currently being conducted (collectively the "Marks") and all U.S. and foreign trademark and service mark registrations and applications for registration (collectively, the "Trademark Registration Rights") with respect thereto, including (a) the jurisdictions, if any, by or in which such Marks are registered or for which an application has been filed, (b) any applicable registration or application numbers, (c) the dates of any such registration or application, and (d) the

Page 29 - STOCK PURCHASE AGREEMENT
                           dates that any affidavits of use or renewals have been or are required to be filed.

                  ii. Attached hereto as SCHEDULE 6.O.II. is a true, correct and complete list of all U.S. and foreign copyright registrations and applications for registration for materials currently being used for and material to the conduct of the Businesses as they are currently being conducted (the "Registered Copyrights"), together with (a) any applicable registration or application numbers, and (b) the date of issuance of any such registration or of filing of any such registration application.

                  iii. Attached hereto as SCHEDULE 6.O.III. is a true, correct and complete list, by name or other commonly-used description, of all U.S. and foreign patents and patent applications currently being used for and material to the conduct of the Businesses as they are currently being conducted (collectively the "Patents"), together with the number and date of issuance of any Patent and the application number and filing date of any application for a Patent.

                  iv. Attached hereto as SCHEDULE 6.O.IV. is a true, correct and complete list of all secret recipes and roasting profiles, currently being used for and material to the conduct of the Businesses as they are currently being conducted (collectively the "Recipes"). True, correct and complete originals of each of the Recipes will be delivered to Purchaser at Closing.

                  v. Attached hereto as SCHEDULE 6.O.V. is a complete list of the elements which the Companies claim to constitute trade dress elements (the "Trade Dress") of the Businesses as they are currently being conducted and the Company-Owned Cafes and the Systems as they are currently being operated.

                  vi. Pursuant to the agreements described in SCHEDULE 6.O.VI. ("Publicity Rights Agreements"), the Companies have been granted certain rights (the "Publicity Rights") with respect to the names and likenesses of certain Persons. In addition, the Companies have been granted certain rights to use certain trademarks, service marks, logos, slogans and other marks owned by other Persons (the "Third-Party Licensed Marks") pursuant to the agreements (the "Third-Party License Agreements") described in SCHEDULE 6.O.VI. True and correct copies of the Publicity Rights Agreements and the Third-Party License Agreements are attached to
                           SCHEDULE 6.O.VI. To AFC's Knowledge, the grantors of the Publicity Rights and the licensors of the Third-Party Licensed Marks have the power, authority and right to grant the rights set forth in the Publicity Rights Agreements and the Third-Party License Agreements. To AFC's Knowledge, such Agreements do not conflict with any rights of any third party, and AFC is not aware of any claims or allegations that its use of the


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                           Publicity Rights or the Third-Party Licensed Marks
                           infringes on the rights of any third party.

                  vii. The Marks, the Trademark Registration Rights, the Registered Copyrights, the Patents, the Recipes and the Trade Dress, but excluding Publicity Rights, the Publicity Rights Agreements, the Third-Party Licensed Marks and the Third-Party License Agreements, shall be collectively referred to as the "Proprietary Rights" Except for the rights granted to Franchisees, Licensees or Developers in the Franchise Agreements, License Agreements and in the Development Agreements and the rights granted to any Persons under the other agreements listed on
                           SCHEDULE 6.O.VII. or by one Company to another Company, each Company has sole and exclusive rights to use, execute, reproduce, display, perform, modify, enhance, distribute, prepare derivative works of, license and transfer its Proprietary Rights, has not granted any options or licenses or entered into any agreements of any kind relating to the Proprietary Rights or the marketing and distribution thereof; and the transaction contemplated herein, will not result in the loss or impairment, in whole or in part, of any Proprietary Right. Except as identified on SCHEDULE 6.O.I, all registrations and applications relating to the Proprietary Rights are standing in the name of one of the Companies, and the Companies collectively hold all right, title and interest in and to all Proprietary Rights, except for the rights granted to Franchisees, Licensees, Developers or other Persons pursuant to the agreements identified on SCHEDULE 6.O.VII.

                  viii. All registrations and applications for the items on SCHEDULES 6.O.I, II and III are subsisting and in good standing and to AFC's Knowledge, the Proprietary Rights are valid and enforceable and no act or omission has occurred which would materially adversely affect the validity or enforceability of any material Proprietary Rights.

                  ix. To AFC's Knowledge, neither the conduct of the Businesses nor the operation of the Cafes or the Systems, nor the use of any of the Proprietary Rights, infringes upon, dilutes or constitutes an unauthorized use of any proprietary rights owned or controlled by any third party. Except as set forth in SCHEDULE 6.O.IX attached hereto, there is no claim, suit, action or proceeding (a "Proprietary Right Claim") pending or, to AFC's Knowledge, threatened against the Company or to AFC's Knowledge, any Franchisee or Licensee alleging that use of the Proprietary Rights by the Companies or the Franchisees or Licensees infringes upon, dilutes or constitutes an unauthorized use of the proprietary rights of any third person, or alleging that any Company does not have the valid right to use any Proprietary Right. SCHEDULE 6.O.IX lists each Proprietary Right Claim pending or, to AFC's Knowledge, threatened in writing against any Company or to AFC's Knowledge, any Franchisee or Licensee, together with (a) the identity of the Proprietary Right alleged to be infringing; (b)


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                           the basis for such claim, including the right
                           alleged to be infringed; (c) the name of the party by whom such Proprietary Right Claim has been made;
                           (d) if applicable, the jurisdiction, court or agency before which the Proprietary Right Claim has been commenced and the number assigned to such proceeding; and (e) the attorneys representing all parties involved in such Proprietary Rights Claim.

                  x. Except as set forth in SCHEDULE 6.O.X, to AFC's Knowledge, there are no existing infringements, dilutions or unauthorized uses by any third party of any of the Proprietary Rights, and neither AFC nor any Company has any claim outstanding with respect to prior infringements, dilutions or unauthorized uses. SCHEDULE 6.O.X lists each Proprietary Right Claim pending or to AFC's Knowledge, threatened by any Company, together with (a) the identity of the Proprietary Right alleged to be infringed; (b) the basis for such claim, including the right alleged to be infringed; (c) the name of the party against whom such Proprietary Right Claim has been made; (d) if applicable, the jurisdiction, court or agency before which the Proprietary Right Claim has been commenced and the number assigned to such proceeding; and (e) the attorneys representing all parties involved in such Proprietary Right Claim.

                  xi. Except as described on SCHEDULE 6.O.XI, the Companies currently license or own, and, in either case have the legal right to use, all computer software that is material to the conduct of the Businesses and the operation of the Company-Owned Cafes and the Systems, and all such computer software is being so used in compliance with any applicable licenses. All of the items described on
                           SCHEDULE 6.O.XI which are not currently licensed or owned by the Companies shall be transferred by AFC to a Company on or prior to the Closing.

                  xii. Except as described on SCHEDULE 6.O.XII, to AFC's Knowledge, no former or current officer, employee or agent of AFC or any Company has any claim against any Company in connection with such person's involvement in the conception and development of any Proprietary Rights and no such claim has been threatened or asserted in writing. To AFC's Knowledge, none of the current officers or employees of AFC or the Companies have any patents issued or applications pending for any device, process, design or invention of any kind now used or needed by the Companies in connection with the conduct of the Businesses or the operation of the Company-Owned Cafe and the Systems, which patents or applications have not been assigned to the applicable Company.

                  xiii. Except as described on SCHEDULE 6.O.XIII, none of the Companies has, as of and since the date upon which it acquired the Proprietary Rights, (i) filed or authorized the filing with the Assignment Division of the United States Patent and Trademark Office ("PTO"), United States Copyright

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

                           Office or similar foreign office of any lien, security interest or encumbrance against any registration, patent or application identified in SCHEDULES 6.O.I, II or III; (ii) authorized or filed any lien relating to Proprietary Rights under the UCC or any similar foreign statute; (iii) entered into any license, franchise or other agreement with respect to any of the Proprietary Rights with any third person (except for the Franchise Agreements listed on SCHEDULE 6.P.I.(A), the License Agreements listed on SCHEDULE 6.P.II.(A), the Development Agreements listed in SCHEDULE 6.Q.I, the Publicity Rights Agreement and the Third-Party License Agreements both listed in SCHEDULE 6.O.VI, and such other agreements listed on SCHEDULE 6.O.VII); (iv) otherwise transferred, conveyed, sold, assigned, pledged, mortgaged, granted a security interest in or encumbered any of the Proprietary Rights, or (v) entered into any settlement, consent, covenant not to sue or similar agreement with respect to any Proprietary Right.

                  xiv. The Companies have obtained confidentiality and nondisclosure agreements to protect the secrecy of all recipes which are considered by the Companies to be confidential information or trade secrets only from those of its employees identified in SCHEDULE 6.O.XIV.

                  xv. All License and Franchise Agreements constitute valid and binding obligations of the parties thereto, enforceable in accordance with their respective terms, subject to each of the following (collectively, the "Enforceability Exceptions"): (A) applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally; (B) general equitable principles, the discretion of courts in granting equitable remedies; (C) the validity or effect of contractual provisions providing for choice of governing law;
                           (D) the possible unenforceability of provisions purporting to waive certain rights of guarantors;
                           (E) the possible unenforceability of provisions requiring indemnification for, or providing exculpation, release, or exemption from liability for, action or inaction, to the extent such action or inaction involves negligence or willful misconduct or to the extent otherwise contrary to public policy; provisions purporting to require arbitration of disputes; provisions prohibiting competition, the solicitation or acceptance of customers, of business relationships, or of employees, the use or disclosure of information, or other activities in restraint of trade; provisions imposing increased interest rates or late payment charges upon delinquency in payment or default or providing for liquidated damages; waivers or advance consents that have the effect of waiving statutes of limitation, marshalling of assets or similar requirements, or as to the jurisdiction of courts, the venue of actions, the right to jury trial or, in certain cases, notices; provisions that waivers or consents by a party may not be given effect unless in writing or in compliance with particular requirements or that a person's course of dealing, course of performance,


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                           or the like or the failure or delay in taking action
                           may not constitute a waiver of related rights or provisions or that one or more waivers may not under certain circumstances constitute a waiver of other matters of the same kind; provisions that enumerated remedies are not exclusive or that a party has the right to pursue multiple remedies without regard to other remedies elected or that all remedies are cumulative; provisions permitting the exercise, under certain circumstances, of rights without notice or without providing opportunity to cure failures to perform; and provisions that a party or a party's designee are conclusive; provisions permitting modification of an agreement only in writing; provisions that the provisions of an agreement are severable. Except as described on
                           SCHEDULE 6.O.XV, the consummation of the transactions contemplated by this Agreement will not constitute a breach or default or event which, with notice, lapse of time, or both, would constitute a default or an event of default under any agreement included within or relating to any of the Proprietary Rights.

         p.       FRANCHISE AGREEMENTS AND LICENSE AGREEMENTS.

                  i.       FRANCHISE AGREEMENTS.

                           (a) SCHEDULE 6.P.I.(A) includes a true, correct and complete list of the franchise agreements in effect as of the date of this Agreement pursuant to which AFC or the Companies have granted to third parties ( "Franchisees") the right to operate Cafes (the "Franchised Cafes") under either of the Systems (hereinafter collectively referred to as the "Franchise Agreements").
                                    SCHEDULE 6.P.I.(A) shall include all such Franchise Agreements (including master Franchise Agreements, if any) and amendments or modifications thereto in effect as of the date of this Agreement, indicating with respect to each such Franchise Agreement (a) the name of the Franchisee and the franchisor
                                    ("Franchisor"); (b) the System under which the Cafe is operated, (c) the Cafe address,
                                    (d) the commencement and termination dates of the term of the Franchise Agreement; (e) the monthly royalty fee percentage payable under the Franchise Agreement; (f) the monthly royalty fees actually paid by the Franchisee for the fiscal year ending December 29, 2002; (g) all amounts payable by the Franchisee, pursuant to the Franchise Agreement, to the Advertising Fund, to a regional cooperative and otherwise for local, regional, or national advertising; (h) the amounts actually paid by the Franchisee to the Advertising Fund, to a regional cooperative and otherwise for local, regional, or national advertising for the fiscal year ending December 29, 2002; (i) the initial license fee paid by the Franchisee pursuant to the Franchise Agreement; and (j) the territorial rights or protections, if any, conferred upon such


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                                    Franchisee by Franchisor. True, correct and
                                    complete copies of all Franchise Agreements and amendments thereto or modifications thereof referred to in SCHEDULE 6.P.I.(A) have been delivered to Purchaser. Except as described in SCHEDULE 6.P.I.(A), there are no oral Franchise Agreements or oral modifications or amendments to any
                                    Franchise Agreements.

                           (b)      SCHEDULE 6.P.I.(B) specifies each
                                    Franchisee that is a party to any Franchise
                                    Agreement that (a) is in default with
                                    respect to the payment of any financial
                                    obligation required under such Franchise
                                    Agreement; (b) to the Knowledge of AFC, is the subject of a case under the Bankruptcy Code or any other bankruptcy, insolvency, receivership or similar case or proceeding under state, federal or foreign law, of which the Franchisor has been notified; (c) to the Knowledge of AFC, is maintaining its Cafe in a condition or operating such Cafe in a manner that is materially inconsistent with the requirements of the applicable System; or (d) to AFC's Knowledge, is otherwise in material violation of or default under any of the terms of its Franchise Agreement. SCHEDULE 6.P.I.(B) further specifies, with respect to each Franchisee that is in default under a Franchise Agreement, the date and contents of each default and/or termination notice sent to such Franchisee since January 1, 2002, and the status of such default or termination notice as of April 4, 2003.

                           (c) Franchisors have and had, at all relevant times and in all material respects, the corporate power and authority and legal right to (i) enter into and carry out the terms of each Franchise Agreement; and (ii) consummate the transactions contemplated hereby without the consent of Franchisees.

                           (d) Except as hereinafter provided in this paragraph, each Franchise Agreement, and all agreements, instruments and documents furnished pursuant to a Franchise Agreement, comply in all material respects with all applicable federal, state and foreign laws (and rules and regulations thereunder) and all applicable orders, consents or decrees from any federal, state or foreign administrative or regulatory agency. Certain states have statutes that limit the franchisor's rights with respect to the termination or non-renewal of franchise agreements, disapproval of a franchisee's application to transfer the franchise, and limiting the franchisee's rights of association, in each case without compliance with such statute's provisions; to the extent that the terms of the Franchise Agreements do not comply with the provisions of these statutes, the applicable Franchisor may avoid any liability or exposure as a


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                                    result of such noncompliance by following
                                    the applicable provisions of state law.

                           (e) No Franchise Agreement listed on SCHEDULE 6.P.I.(A) has been subordinated, assigned, rescinded, or terminated prior to its stated expiration date without being reinstated within ninety (90) days of such subordination, assignment, rescission or termination; no provision regarding the calculation and payment of royalty fees or other payments owed to the Franchisor in any Franchise Agreement has been waived, altered or modified in any respect adverse to the Franchisor thereunder, except as disclosed on SCHEDULE 6.P.I.(A); to AFC's Knowledge, no right of rescission, set-off, counterclaim or defense exists or has been asserted or threatened with respect to any Franchise Agreement; no Franchisor is in violation of or in default under any term of any Franchise Agreement, the violation or breach of which would give any Franchisee a material claim against any Franchisor, and each Franchisor has performed each and every material obligation to be performed by the Franchisor under each Franchise Agreement to which it is a party in accordance with its terms; and no Franchisor has waived any default by a Franchisee which would materially adversely affect any Franchise Agreement.

                           (f) Prior to the Closing Date all filings (including, without limitation, UFOC filings) and notices to any Person or Governmental Entity that must be made by AFC or any Company prior to the Closing in connection with the transactions contemplated hereby will have been timely made. However, upon execution and delivery of this Agreement, the Franchisors shall not continue to offer for sale or sell franchises prior to Closing, provided, however, that nothing herein shall be construed to prohibit any Company from entering into a Franchise Agreement with any Franchisee in accordance with the terms of any Development Agreement in effect as of the date of this Agreement.

                           (g) Each Franchise Agreement granting any Franchisee the right to operate a Franchised Cafe currently requires such Franchisee to maintain insurance polices (the "Required Policies") with the coverage described on SCHEDULE 6.P.I.(G). Except for those Franchisees listed in SCHEDULE 6.P.I.(G), the Companies have evidence of such insurance coverage for all Franchisees.

                           (h) SCHEDULE 6.P.I.(H) (and to be updated and supplemented as of the Closing) sets forth a complete list of (i) all rebates, marketing and advertising allowances received by each Franchisor from suppliers, vendors or other persons (collectively "Suppliers") since the



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                                    Acquisition Date with respect to the
                                    Franchised Cafes; and (ii) all rebates,
                                    marketing and advertising allowances which have accrued with respect to the Franchised Cafes, but not been paid as of the date hereof. Except as set forth in SCHEDULE 6.P.I.(H), all rebates received by each Franchisor with respect to the Franchised Cafes since the Acquisition Date from Suppliers have been contributed by the Franchisor to the appropriate Advertising Fund or distributed to or for the benefit of the Franchisees. No claim of any nature has been made by any Franchisee with respect to the application of such funds by any Franchisor.

                           (i) There are no contractual limitations or prohibitions affecting any Franchisor's right to operate Cafes or sell franchises in any geographic area or location except as expressly set forth in the Franchise Agreements, License Agreements or Development Agreements specifically described in the attachments hereto or in
                                    SCHEDULE 6.P.I.(I).

                  ii.      LICENSE AGREEMENTS.

                           (a) SCHEDULE 6.P.II.(A) includes a true, correct and complete list of any written license agreements in effect as of the date of this Agreement, other than Franchise Agreements, pursuant to which AFC or the Companies have granted to third parties ("Licensees") the right to use any of the Marks or any component of either of the Systems (hereinafter collectively referred to as the "License Agreements"). SCHEDULE 6.P.II.(A) shall include all such License Agreements and written amendments or modifications thereto in effect as of the date of this Agreement. True, correct and complete copies of all License Agreements and written amendments thereto or modifications thereof referred to in
                                    SCHEDULE 6.P.II.(A) have been delivered to Purchaser (excluding those portions of such License Agreements that were redacted by AFC which will be provided to Purchaser within five (5) days of the date of this Agreement). Except as described in SCHEDULE 6.P.II.(A), there are no oral license agreements or oral modifications or amendments to any License Agreements.

                           (b) SCHEDULE 6.P.II.(B) specifies each Licensee that is a party to a License Agreement that
                                    (a) is in default with respect to the
                                    payment of any financial obligation
                                    required under such License Agreement; (b) to the Knowledge of AFC, is the subject of a case under the Bankruptcy Code or any other bankruptcy, insolvency, receivership or similar case or proceeding under state, federal or foreign law, of which the Licensor has been notified; or (c) to AFC's Knowledge, is otherwise in material violation of or default



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                                    under any of the terms of its License
                                    Agreement. SCHEDULE 6.P.II.(B) further
                                    specifies, with respect to each Licensee that is in default under a License Agreement, the date and contents of each default and/or termination notice sent to such Licensee since January 1, 2002 and the status of such default or termination notice as of April 4, 2003 .

                           (c) Licensors have and had, at all relevant times and in all material respects, the corporate power and authority and legal right to (i) enter into and carry out the terms of each License Agreement; (ii) consummate the transactions contemplated hereby without the consent of the Licensees.

                           (d) No License Agreement listed on SCHEDULE 6.P.II.(A) has been subordinated, assigned, rescinded, or terminated prior to its stated expiration date without being reinstated within ninety (90) days of such subordination, assignment, rescission or termination; no provision regarding the calculation and payment of royalty fees or other payments owed to the Licensor in any License Agreement has been waived, altered or modified in any respect adverse to the Licensor thereunder; to AFC's Knowledge, no right of rescission, set-off, counterclaim or defense exists or has been asserted or threatened with respect to any License Agreement; no Licensor is in violation of or in default under any term of any License Agreement, the violation or breach of which would give any Licensee a material claim against any Licensor, and each Licensor has performed each and every material obligation to be performed by the Licensor under each License Agreement to which it is a party in accordance with its terms; and no Licensor has waived any default by a Licensee which would materially adversely affect any License Agreement.

         q.       DEVELOPMENT AGREEMENTS.

                  i. SCHEDULE 6.Q.I contains a true and complete list of the development agreements in effect as of the date hereof pursuant to which SCC or either of the Subsidiaries has granted other parties ("Developers") the right to develop one or more Cafes or any other business using any component of either of the Systems (including any option or right of refusal held with respect to such matters by any third party) (hereinafter collectively referred to as the "Development Agreements") together with any amendments thereto in effect as of the date of this Agreement, indicating with respect to each Development Agreement (a) the name of the Developer and the Franchisor; (b) the territory in which the Developer is granted development rights and whether that territory is exclusive; (c) the number of Cafes required to be developed pursuant to the Development





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                           Agreement with respect to each System; (d) the Cafes
                           developed pursuant thereto which were open and operating as of April 4, 2003; (e) the Cafes for which Franchise Agreements had been signed, license fees paid and locations designated, but which were not open and operating as of April 4, 2003; and (f) the number of Cafes for which Franchise Agreements had been signed and license fees paid, but no location had been selected as of April 4, 2003.
                           True, correct and complete copies of all Development Agreements and amendments thereto or modifications thereof have been delivered to Purchaser. There are no oral Development Agreements or oral modifications or amendments to any Development Agreements.

                  ii. SCHEDULE 6.Q.II specifies each Developer that is a party to any Development Agreement that (i) is not in compliance with the development schedule set forth in such Developer's Development Agreement;
                           (ii) to AFC's Knowledge, is otherwise in material violation or default of any of the terms of such Development Agreement; or (iii) to the Knowledge of AFC, is the subject of a case under the Bankruptcy Code or any other bankruptcy, insolvency, receivership or similar case or proceeding under state, federal or foreign law, of which the Franchisor has received written notice. SCHEDULE 6.Q.II further specifies, with respect to each Developer that is in default under a Development Agreement, the date and contents of each default and/or termination notice sent to such Developer since January 1, 2002 and the status of such default or termination notice as of April 4, 2003.

                  iii. Each Franchisor has and had, at all relevant times and in all material respects, the corporate power and authority and legal right to enter into and carry out the terms of each Development Agreement to which it is a party.

                  iv. Except as hereinafter provided in this paragraph, each Development Agreement, and all agreements, instruments and documents furnished pursuant to a Development Agreement, comply in all material respects with all applicable federal, state and foreign laws (and rules and regulations thereunder) and all applicable orders, consents or decrees from any federal, state or foreign administrative or regulatory agency. Certain states have statutes that limit the franchisor's rights with respect to the termination or non-renewal of development agreements, disapproval of a developer's application to transfer the development rights, and limiting the developer's rights of association, in each case without compliance with such statute's provisions; to the extent that the terms of the Development Agreements do not comply with the provisions of these statutes, the applicable Franchisor may avoid any liability or exposure as a result of such noncompliance by following the applicable provisions of state law.

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                  v.       Except as set forth in SCHEDULE 6.q.v, no development
                           schedule in any Development Agreement listed on
                           SCHEDULE 6.q.i has been waived, altered or modified in any respect; and no Franchisor is in violation of or in default under any material term of a Development Agreement.

                  vi. No Development Agreement was originated in, or is subject to, the laws of any jurisdiction which would make the transactions contemplated hereby unlawful. Prior to the Closing Date all filings (including, without limitation, UFOC filings) and notices that must be made by AFC prior to the Closing relative to the Development Agreements in any relevant jurisdiction prior to the Closing in connection with the transactions contemplated hereby will have been made. However, upon execution and delivery of this Agreement, the Franchisors shall not continue to offer for sale or sell franchise development rights prior to Closing without modifications to their UFOCs to reflect the transaction contemplated herein.

                  vii. SCHEDULE 6.q.vii sets forth a complete list of all Development Agreements that have terminated since the Acquisition Date by reason of the expiration of the term or otherwise. Except as set forth in SCHEDULE 6.q.vii, all activities by Franchisees relating to the development of Franchised Cafes have been undertaken pursuant to valid, binding and enforceable written Development Agreements and Franchise Agreements, subject to the Enforceability Exceptions.

         r.       ADVERTISING FUNDS.

                  i. SCHEDULE 6.r.i contains a correct and complete list of all assets and all liabilities and accounts payable of the Advertising Funds as of April 4, 2003. Monies contributed to the Advertising Funds are deposited in one or more bank accounts maintained by the Companies for general operating purposes and are not deposited in segregated accounts maintained solely for the Advertising Funds. All contributions to the Advertising Funds are, and shall be at Closing, reflected in the Financial Statements of the applicable Company as a liability of such Company to the applicable Advertising Fund (an "Advertising Fund Liability"). No monies, other than Franchisees' contributions to the Advertising Funds and contributions by the Companies are treated as Advertising Fund Liabilities.

                  ii. All contributions to the Advertising Funds made by Franchisees and the Companies are used solely for purposes of marketing and advertising Cafes and creative development on behalf, and for the benefit, of all of the appropriate Franchisees.

                  iii. Each Franchisor has operated and administered the Advertising Funds in compliance with laws, rules and regulations applicable thereto and in


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

                           accordance with its fiduciary and legal
                           responsibilities, if any, established in any governing documents of the Advertising Funds and in any other agreements or understandings entered into with franchisees, suppliers, vendors or others in connection therewith. As of the date hereof, the Advertising Funds have no material liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, including without limitation tax liabilities, other than liabilities incurred in the ordinary course of business. There exists no basis for the assertion against the Advertising Funds, as of the date hereof or as of the Closing Date, of any material liability of any nature or in any amount other than liabilities incurred in the ordinary course of business.

                  iv. There are no regional advertising cooperatives currently in existence in connection with the System or the Businesses.

         s.       FRANCHISE MATTERS/UFOC.

                  i.       SCHEDULE 6.s.i sets forth a true and complete list of
                           (a) all jurisdictions, including without limitation, all states in the United States, provinces in Canada or other countries, in which each Subsidiary is currently, and upon Closing will be, registered to sell franchises; and (b) all jurisdictions, including without limitation, all states in the United States and provinces in Canada, in which each Subsidiary is exempt from the registration provisions of such jurisdiction's franchise registration law. The jurisdictions in which each Subsidiary is and will be registered immediately prior to Closing are the only jurisdictions in which the Subsidiaries are required to be registered in light of the development rights of the Franchisees set forth in the Development Agreements, but excluding the Development Agreements to be transferred to AFC pursuant to Paragraph 9.h hereof. Upon consummation of the transactions contemplated hereby, such registrations and exemptions for which any application, filing or notice was required to be made or given may be of no further force or effect and the Subsidiaries may be required to take such action as may be required by applicable state laws and regulations to reregister or obtain exemptions from registration or modify existing registration statements for future sales or offers to sell franchises in such jurisdictions.

                  ii. AFC has delivered to Purchaser true and correct copies of each Subsidiary's Uniform Franchise Offering Circulars ("UFOCs"), which are currently being used in connection with offers to sell and sales of their respective Franchises. SCC has neither offered nor sold any franchise or license except through such subsidiaries since the Acquisition Date and has not prepared, used, filed or registered a UFOC for purposes of franchise or license sales. Such UFOCs, and all UFOCs used by the Subsidiaries since the Acquisition Date: (a) comply in all material respects


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

                           with all applicable federal and state laws and regulations pertaining to offers to sell and sales of franchises, including, without limitation the Federal Trade Commission's Disclosure Rule entitled "Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures", 16 C.F.R.ss.436; and (b) do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties set forth in this Paragraph 6.s, as well as Paragraphs 6.p, 6.q and 6.r, are qualified by the disclosures set forth on SCHEDULE 6.s.ii.

                  iii. Since the Acquisition Date, all offers to sell and all sales of the Subsidiaries' franchises and development rights (if any, in the case of Italia), whether made by the Subsidiaries or their respective officers, employees, agents or brokers, have been made, in all material respects, in compliance with all applicable federal, state or foreign laws and regulations.

         t. OTHER AGREEMENTS. Except for the agreements, contracts, commitments and leases disclosed in SCHEDULE 6.t.i attached hereto and any of the other Schedules to this Agreement (collectively, the "Company Contracts"), none of the Companies is a party to (in its own name or as successor in interest), or bound by, any written or oral (i) contract or commitment involving any profit sharing, pension, bonus, percentage compensation, stock option or warrant, sick pay, vacation pay, severance pay, health care or other "fringe benefit" arrangement; (ii) contract or commitment involving a right or obligation of any Company in excess of $30,000; (iii) contract or commitment under which any Company has assumed, guaranteed, endorsed or otherwise become liable in connection with the obligation of any person, firm or corporation (other than the Existing Liens); (iv) contract or commitment involving any loan or financing arrangement; (v) barter or other trade or exchange arrangement; (vi) contract with any labor union; or
                  (vii) any agreement restricting any Company's ability to conduct any existing or future business that such Company may engage in, or restricting any Company's ability to transact business with any existing or potential customer or supplier. A true, correct and complete copy of each such Company Contract, together with any amendments thereto, (a) has been delivered to Purchaser (excluding those portions of certain of the Company Contracts that were redacted by AFC which will be provided to Purchaser within five (5) days following the date of this Agreement) or (b) a detailed description of any oral Company Contract, is attached to the Schedule in which it is listed as a part thereof. Except as described on SCHEDULE 6.t.i or any other applicable Schedule, all obligations to or on the part of the applicable Company under each Company Contract have been duly and timely performed, except failures to perform which could not reasonably be expected to result in liabilities or obligations of any Company in excess of $50,000. Except for defaults which could not reasonably be expected to result in


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

                  liabilities or obligations of any Company in excess of $50,000, no Company is currently in default under any Company Contract, nor has any event occurred (or will occur as a result of the transactions contemplated hereby) which with the passage of time or giving of notice could cause a default to exist or cause the acceleration of any obligation of the applicable Company or the creation of any lien or encumbrance on the Shares or any Company Asset.

         u. LICENSES; COMPLIANCE WITH LAWS. SCHEDULE 6.u. attached hereto and made a part hereof contains a complete listing of all governmental or regulatory licenses, permits and authorizations held by the Companies which are material to the conduct of the Businesses, other than those described in Paragraph 6.s. above with respect to state franchise registrations and exemption (collectively, the "Licenses"). Except for licenses described in Paragraph 6.s., the Licenses are all in full force and effect and constitute all of the material Licenses necessary to conduct the Businesses as they are now being conducted, and none of such Licenses will be materially impaired as a result of the transactions contemplated by this Agreement. Each Company is in compliance with the terms of the Licenses and all applicable statutes, laws, ordinances, rules and regulations of any Governmental Entities, including but not limited to compliance with all foreign laws, except where the failure to so comply individually or in the aggregate is not reasonably likely to have a impair such Company's ability to operate its business in the ordinary course of business consistent with past practices. No suit, action, demand or proceeding by any Governmental Entity or any other Person, in each case with respect to the Company or any of its properties, is pending or, to AFC's Knowledge, threatened, other than, in each case, those the outcome of which individually or in the aggregate is not reasonably likely (i) to result in liabilities or obligations of any Company in an amount greater than $50,000; or (ii) to materially impair the ability of AFC to perform its material obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement

         v. EMPLOYEES AND LABOR MATTERS. SCHEDULE 6.v. attached hereto is a list of (i) all employees (part-time and full-time) of the Companies (but excluding any employees of AFC or any of its other Affiliates who provide services to the Companies); (ii) the rate of base and bonus compensation payable to each such employee; and (iii) the accrued vacation pay and other benefits (including, without limitation, severance benefits) payable by the Companies to each employee listed on SCHEDULE 6.v. Except as otherwise described in the SCHEDULE 6.v, no Company has made any promise or commitment, whether oral or in writing, to increase any employee's compensation or grant any bonus to any employee. Except as otherwise described in the
                  SCHEDULE 6.v, no Company is a party to or has any obligations under any agreement, collective bargaining or otherwise, with any party regarding the rates of pay or working conditions of any of its employees. No Company is obligated under any agreement to recognize or bargain with any labor organization or union on behalf of its employees. To AFC's Knowledge, there is not now any formal organization activity among any


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

                  of the employees of any Company, nor has any Company been charged with, or received written notice of any threatened action with respect to, any unfair labor practice. The Companies have complied with all applicable federal, state and foreign laws and regulations concerning the employer/employee relationship and with all of their respective agreements, policies and employee handbooks relating to the employment of their employees, including without limitation provisions thereof relating to wages, classification of employees for purposes of entitlement to overtime under the Fair Labor Standards Act and comparable state laws, bonuses, hours of work, payment of Social Security and other withholding taxes, civil rights, compliance with Family and Medical Leave Act and any comparable state statutes, compliance with Americans with Disabilities Act and any comparable state statute and compliance with federal, state and company policies prohibiting harassment in the work place, except where failure to comply could not reasonably be expected to result in liabilities or obligations of any Company in an amount greater than $50,000 individually or in the aggregate. There are no controversies pending or, to the Knowledge of AFC, threatened, between the Company and any of its employees. There are no unfair labor practice complaints or other employment claims pending against the Company before the National Labor Relations Board or any other Governmental Entity or arbitrator. Except as disclosed on SCHEDULE 6.v, no Company is liable for any unpaid wages, bonuses or commissions, or any tax, penalty, assessment or forfeiture, for failure to comply with any of the foregoing, except for such liabilities which could not, individually or in the aggregate, be reasonably expected to result in liabilities or obligations of any Company in an amount greater than $50,000.

         w. BENEFIT PLANS. The Benefit Plans described on SCHEDULE 6.w attached hereto are the only Benefit Plans that any of the Companies maintain or participate in. For purposes of this Agreement, the term "Benefit Plans" means the plans, programs, practices, and policies, including without limitation any individual or group arrangements or agreements, any unwritten compensation arrangements or fringe benefit programs, payroll or employment practices, procedures or policies of any kind or description, which provide the Companies' employees and agents with (i) current or deferred compensation, pension, profit sharing, severance, vacation, stock purchase, stock option, bonus or incentive compensation benefits, (ii) medical, hospital, life, health, accident, disability, death or other fringe or welfare benefits, or (iii) any other benefit, the provision of which would constitute an "employee benefit plan" (as defined in Title I, Subtitle A, Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA")). Except as disclosed on SCHEDULE 6.w., there are no contributions or payments due with respect to any of the Benefit Plans other than contributions and payments due in the normal course. Except as disclosed on SCHEDULE 6.w., each Company; and each Benefit Plan are in compliance with the provisions of ERISA and the Code applicable to it, except where failure to comply could not reasonably be expected to result in liabilities or obligations of any Company in an amount greater than $50,000. No Benefit Plan is subject to the minimum funding standards of ERISA or the Code, nor is any Benefit Plan subject to Title IV of ERISA. No Company


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                  has failed at any time since the Acquisition Date, to provide, to the extent required by law, continuation coverage with respect to group health coverage to any former employee or qualified beneficiary under the Consolidated Omnibus Budget Reconciliation Act of 1985, or any laws of any state to which the Companies are subject, except such failures which could not reasonably be expected to result in liabilities or obligations of any Company in an amount greater than $50,000.

         x.       ENVIRONMENTAL COMPLIANCE.

                  i. Except as set forth in SCHEDULE 6.x.i hereto, to AFC's Knowledge, no Company is in violation of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, foreign or domestic, arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Water Pollution Control Act ("WPCA"), the Toxic Substances Control Act ("TSCA"), the Clean Air Act ("CAA"), and the Model Toxics Control Act ("MTCA") or any other state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment and the regulation of pollutants, hazardous or toxic substances under RCRA, CERCLA, WPCA, TSCA, CAA or MTCA (hereinafter "Environmental Laws").

                  ii. Except as set forth in SCHEDULE 6.x.ii hereto, no Company has received written notice at any time since the Acquisition Date that it has been identified by the United States Environmental Protection Agency as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); nor has any Company received any notification since the Acquisition Date that any hazardous waste, as defined by 42 U.S.C. ss.9601(14), any "pollutant or contaminant" as defined by 42 U.S.C. ss.9601(33) and any toxic substance, hazardous materials, oil, or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which it has disposed of has been found at any site at which a federal or state agency is conducting a remedial investigation or other action pursuant to any Environmental Law.

                  iii. Except as set forth in SCHEDULE 6.x.iii hereto, since the Acquisition Date: (i) no portion of any Company's properties has been used for the handling, processing, storage or disposal of Hazardous Substances; and (ii) in the course of its activities, no Company has generated, nor is it generating, any Hazardous Substance on any of its properties, except to the extent that exhaust from roasting facilities is deemed to be a Hazardous Substance and household quantities (as defined by CERCLA) of Hazardous Substances used in the ordinary course of business. To AFC's


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                           Knowledge, there have been no releases (i.e., any
                           past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) of Hazardous Substances by any Company on, upon, or into its properties, which would reasonably likely to have a material diminution in the value of such properties or result in liabilities or obligations of any Company in excess of $50,000. The decommission and/or removal by any of the Companies of any storage tanks located on the premises used or leased by the Companies and the remediation of any contamination caused by any such decommission or removal have been performed in accordance with all applicable Environmental Laws.

         y. INSURANCE. SCHEDULE 6.y. contains a list of all policies of insurance, surety bonds and letters of credit maintained by each Company, which list is true, complete and accurate in all material respects as of the date hereof. None of the Companies is in default with respect to its obligations under any such policies. All of such policies are sufficient for compliance with all requirements of law and all contracts, leases and other agreements to which SCC or any Subsidiary is a party. None of the Companies has failed to give any notice or to present any material claim under any such policy or binder in a due and timely fashion. Such policies and binders are in full force and effect on the date hereof and will continue to be kept in full force and effect on substantially equivalent terms through the consummation of the transactions contemplated hereby except to the extent policies expire and are replaced in the ordinary course of business with policies and binders on substantially equivalent terms.

         z. BROKERS AND FINDERS. Except as set forth in SCHEDULE 6.z., neither AFC nor any Company has employed any investment banker, broker, agent or finder or incurred any liability for any investment banking fees, brokerage fees, agent's commissions or finder's fees concerning the transactions contemplated hereby.

         aa. NO MATERIAL CHANGES. Except as described on SCHEDULE 6.aa, since the date of the Current Company Financial Statement, there has not been (i) any transaction or transactions by any Company which, either individually or in the aggregate, that constitute a Material Adverse Change; (ii) any event which has caused a change in the financial condition, operations, properties or assets of the Companies, except changes in the ordinary course of business, none of which have been, individually or in the aggregate, would have a Materially Adverse Effect; (iii) any damage or destruction to, or loss of, any material assets of any Company; (iv) any capital commitments by any Company for any one item or group of related items in excess of $30,000; (v) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) with respect to the Shares or Membership Interests; (vi) any Recapitalization Event with regard to any of a Company's capital stock or membership interests, or any issuance or the authorization of any issuance of any other securities or interests in respect of, in lieu of or in substitution for shares or interests;
                  (vii) (a) any granting


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                  by the Companies or AFC to any current or former director, executive officer or other employee who is paid by the Companies or AFC in connection with the Business in excess of $100,000 per year in compensation, of any increase in compensation, bonus or other benefits, except for normal increases in cash compensation in the ordinary course of business consistent with past practice or as was required under any employment agreements in effect as of the date of the Current Company Financial Statements; (b) any granting by the Companies or AFC to any such current or former director, executive officer or employee who is paid by the Companies or AFC in connection with the Businesses in excess of $100,000 per year in compensation, of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of the most recent unaudited financial statements; or (c) any entry by the Company into, or any amendments of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or employee who is paid by the Companies or AFC in connection with the Businesses in excess of $100,000 per year in compensation; (viii) any damage, destruction or loss, whether or not covered by insurance, that individually or in the aggregate is reasonably likely to result in liabilities or obligations to any Company in excess of $50,000; (ix) any material changes in any Company's policies regarding the extension of discounts or credits to its customers; (x) any charitable contributions or any commitments therefore; (xi) any redemption or repurchase of any Shares or Membership Interests; (xii) any write-offs as uncollectible any accounts receivable or notes receivable of any Company or any portion thereof in excess, in the aggregate, of the greater of (i) the allowance for uncollectible accounts less charges against the allowance, in both cases, as shown in the Current Company Financial Statements and (ii) $30,000; (xiii) except insofar as may have been required by a change in GAAP, any change in accounting methods, principles or practices by any Company materially affecting its reported financial condition or results of operation; or (xiv) except as set forth on SCHEDULE 6.h.i., any tax election that individually or in the aggregate is reasonably likely to result in liabilities or obligations to any Company in excess of $50,000 on the tax liability or affect the tax attributes of any Company or any settlement or compromise of any material tax liability in an amount greater than $50,000.

         bb. PRODUCTS LIABILITY AND WARRANTIES. There are no product liability or warranty claims existing or, to AFC's Knowledge, threatened against any Company which relate to the products of any of the Companies sold or distributed by the Companies or any Franchisee or Licensee except for (i) claims for which adequate reserves have been made and shown in the Financial Statements, (ii) claims for which AFC's insurer's have undertaken defense, and (iii) claims which could not, individually or in the aggregate, reasonably be expected to result in liabilities or obligations to any Company in excess of $50,000.


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         cc.      SUPPLIERS. SCHEDULE 6.cc hereto sets forth a true, correct and complete list of each supplier who has furnished inventory or other merchandise to any Company for an aggregate purchase price in excess of $100,000 during the period commencing January 1, 2002 and ending December 29, 2002, or whom the Companies anticipate will furnish inventory or merchandise in excess of such amounts in 2003 (a "Material Supplier"). Attached to SCHEDULE 6.cc. is a true and correct copy of each written agreement, and a description of the terms of any oral agreement, with any Material Supplier relating to any of the Businesses.

         dd. NO OTHER REPRESENTATIONS OR WARRANTIES. AFC shall not have deemed to have made to Purchaser any representation or warranty other than as expressly set forth in this Paragraph
                  6. In particular AFC makes no representation or warranty with respect to (a) any projections, estimates or budgets heretofore delivered or made available to Purchaser concerning future revenues, expenses or results from operations or (b) any other information or documents made available to Purchaser with respect to the Companies, except as set forth in this Paragraph 6.

         ee. DISCLOSURE. To AFC's Knowledge, no representation or warranty of AFC contained in this Agreement, nor any statement, certificate, schedule or exhibit hereto furnished or to be furnished by or on behalf of AFC pursuant to this Agreement, nor any document or certificate delivered to Purchaser pursuant to this Agreement or in connection with the transactions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statement contained therein not misleading.

         ff. ACCOUNTS PAYABLE. Except as described on SCHEDULE 6.ff, the Accounts Payable of each Company do not include any accounts accrued or payable for legal, accounting or other fees or expenses incurred by AFC or the Companies in connection with this Agreement or the transactions contemplated hereby, nor have any such fees or expenses been paid by the Companies prior to the date of this Agreement.

         gg. BANK ACCOUNTS. SCHEDULE 6.gg sets forth (a) the names and locations of each bank or the financial institution at which any Company has an account (giving the account numbers) or safe deposit box and the names of all Persons authorized to draw thereon or have access thereto, and (b) the names of all Persons, if any, now holding powers of attorney or comparable delegation of authority from any Company and a summary statement thereof.

         hh. BOOKS AND RECORDS. The corporate or organizational books and records of each Company are located at the offices of AFC in Atlanta, Georgia. Subject to the adjustments to the books of account and financial records which are incorporated into the Restated Financial Statements, the books of account and other financial and corporate records of each Company are in all material respects complete and correct, are maintained in accordance with good business practices, and are


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                  accurately reflected in the Financial Statements and in
                  accordance with GAAP. The minute books of the Companies as previously made available to Purchaser, contain accurate records of all meetings and accurately reflect all material actions of each Company and their respective owners since the Acquisition Date.

         ii. TRANSACTIONS WITH AFFILIATES. Except as disclosed on SCHEDULE 6.ii, no Company has any outstanding contract, agreement or other arrangement with AFC or any of its Affiliates. Except as disclosed on SCHEDULE 6.ii, as of the Closing, no Company shall have any indebtedness, liability or other obligation to or on behalf of AFC or any of its Affiliates except as provided in the Master License Agreement.

         jj. FOREIGN CORRUPT PRACTICES ACT. The Companies have complied in all material respects with the Foreign Corrupt Practices Act of the United States of America (15 U.S.C. Section 78dd) ("Foreign Corrupt Practices Act"). The Companies are not aware of any action or conduct that could, to AFC's Knowledge, be deemed to be a violation of the Foreign Corrupt Practices Act in respect of the Businesses. Neither the Companies, nor, to the Knowledge of AFC, any of their officers, directors, employees, managers, shareholders, members, agents or representatives none offered, given, paid, authorized the payment of, or promised, directly or indirectly, any money, gift, promise or other thing of value to a Foreign Official (or to any other Person while knowing it will be offered, given or promised to a Foreign Official) for the purpose of influencing any act or decision of any such Person acting in his or her official capacity or inducing the Person to do or omit to do any action in violation of his or her lawful duty, inducing such Person to use his or her influence with any government to affect or influence any act or decision of such government or instrumentality (other than lawful facilitating payments to secure routine governmental action), in order to assist the Companies to obtain or retain business for or with, or in directing business to, any Person, that would, in such case, create a material risk of any Company incurring penalties or damages under the Foreign Corrupt Practices Act. For the purposes of this Agreement, a "Foreign Official" shall be any officer or employee of any Governmental Entity, a member or official of a foreign political party or a candidate for political office in a foreign country.

         kk. INTEREST IN FRANCHISEES, DEVELOPERS, SUPPLIERS, RESTAURANTS AND COMPETITORS. Except as set forth on SCHEDULE 6.kk and except for ownership of the Company-Owned Cafes, neither AFC nor any Company nor any of their respective Affiliates nor to AFC's Knowledge, their respective officers or directors, has any direct or indirect interest in any franchisee, developer, supplier, restaurant or competitor of SCC nor any Subsidiary or in any Cafe or any Person from whom or to whom SCC or any Subsidiary leases any real or personal property, or in any other Person with whom SCC or any Subsidiary is doing business, except as a wholesale and retail vendee of coffee in the ordinary course of business, whether in existence as of the date hereof or proposed, other than the ownership of stock


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                  of publicly traded corporations which does not exceed one
                  percent (1%) of the issued and outstanding stock of any such corporation.

         ll. ENTERPRISE SYSTEMS. Except as described on SCHEDULE 6.ll., as of the Closing, the Company Assets will include all software, equipment and other technology systems necessary for the Companies to perform all point of sale, back office, inventory control and all other accounts and recordkeeping functions consistent with past practices during the preceding twelve
                  (12) months. Additionally, except as described on SCHEDULE 6.ll, the Companies shall have the right, but not the obligation, to make use of all enterprise system services currently provided to the Companies by third party vendors, all of which are described on SCHEDULE 6.ll, for a period of not less than eighteen (18) months following Closing.

7. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby represents and warrants as follows, which representations and warranties set forth herein shall be true and correct as of the date hereof and on the Closing Date and shall survive the Closing for a period of three (3) years.

         a. ORGANIZATION AND GOOD STANDING. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington and has all requisite corporate power and authority to conduct its business and own, operate and lease its properties and to conduct its business as now being conducted.

         b. CORPORATE POWER, AUTHORITY AND ENFORCEABILITY. Purchaser has full right, title and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of Purchaser and its directors, necessary for (i) the authorization, execution, delivery and performance of the Transaction Documents to which it is a party; and (ii) the performance of all of the obligations of Purchaser under the Transaction Documents, has been duly and validly taken. This Agreement and each of the other Transaction Documents to which Purchaser is a party when executed and delivered on behalf of Purchaser shall constitute a valid and binding obligation of Purchaser, enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

         c. CONSENTS AND APPROVALS. Except for approvals required by the HSR Act, no consent or approval of any other party, including, but not limited to, any lending institution or any governmental authority, bureau or agency, is required in connection with the execution, delivery, performance, validity and enforceability of this Agreement which has not been obtained.

         d. NO VIOLATION. The execution, delivery, and performance of the Transaction Documents will not violate the provisions of (i) Purchaser's Articles of


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

                  Incorporation or by-laws or other governing documents; (ii) any mortgage, indenture, security agreement, contract, undertaking or other agreement to which Purchaser is a party or which is binding upon Purchaser or any of its properties or assets; or (iii) any law, regulation, judgment or order which is binding upon Purchaser or any of its property or assets.

         e. DISCLOSURE. To Purchaser's Knowledge, no representation or warranty by Purchaser contained in this Agreement, nor any statement, certificate, schedule or exhibit hereto furnished or to be furnished by or on behalf of Purchaser pursuant to this Agreement, nor any document or certificate delivered to AFC pursuant to this Agreement or in connection with the transactions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statement contained therein not misleading.

         f. INVESTMENT INTENT. Purchaser is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act of 1933, as amended.

         g. BROKERS AND FINDERS. Purchaser has not employed any investment banker, broker, agent or finder or incurred any liability for any investment banking fees, brokerage fees, agent's commissions or finder's fees concerning the transactions contemplated hereby.

8. PRE-CLOSING COVENANTS REGARDING THE COMPANIES. AFC covenants that prior to Closing:

         a. CONDUCT OF BUSINESSES. The Companies shall carry on their respective Businesses and operate the Company-Owned Cafes and the Systems in the ordinary course in substantially the same manner as they were carried on and operated prior to the execution of this Agreement. The Companies shall use all commercially reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees, and preserve their relationships with customers, suppliers, liaisons, licensees, distributors, wholesalers, franchisees and others having business dealings with the Companies, except as expressly set forth herein.

         b. OBLIGATIONS. The Companies shall perform their obligations, in all material respects, under all agreements, contracts and instruments relating to or affecting the Company Assets and the Businesses.

         c. COMPLIANCE. The Companies shall comply in all material respects with all Applicable Laws.

         d. AGREEMENTS. The Companies shall not enter into or assume any agreement, contract or commitment disposing of or altering any of the Company Assets outside the ordinary course of business; and neither AFC nor the Companies shall


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

                  enter into any agreement, contract or commitment disposing of, or impairing its ability to convey, all or any portion of the Shares or Membership Interests.

         e. MAINTAIN PROPERTY. The Companies shall maintain, at their sole expense, all of their property in customary repair, order and condition, reasonable wear and use and damage by fire or unavoidable casualty and obsolete or redundant property excepted.

         f. MAINTAIN BOOKS. The Companies shall continue to maintain their books of account and records in the usual, regular and ordinary manner.

         g. ISSUANCE OF SHARES/MEMBERSHIP INTERESTS. No Company shall issue or grant any rights to acquire any of its shares of capital stock or membership interests. In addition, neither AFC nor any Company shall enter into any agreement, contract or commitment disposing of or affecting the Shares or Membership Interests.

         h. NO CONTRACTS OR COMMITMENTS. None of the Companies shall enter into any contract, commitment or obligation relating to the Businesses, the Company-Owned Cafes or the Systems with a value in excess of $30,000, other than contracts, commitments and obligations entered into in the ordinary course of business consistent with past practices.

         i. COMPENSATION AND BONUSES. None of the Companies shall increase the formula in the compensation payable or to become payable to any officers, or make any bonus payment or arrangement to or with any officer, except for the formula as existed during SCC and each Subsidiary's last fiscal or calendar year, adopt or amend any Benefit Plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will"), pay any special bonus or special remuneration to any officer, director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants other than in the ordinary course of business, consistent with past practice. Nothing herein shall be construed to prohibit AFC from paying retention bonuses to any employees of the Companies as AFC shall, in its sole discretion, deem appropriate.

         j. MAINTAIN INSURANCE. The Companies shall maintain insurance upon all of their respective Company Assets and with respect to the conduct of their respective Businesses in at least such amounts and of such kinds as are listed on SCHEDULE 6.y.

         k. NO MODIFICATION OF CONTRACTS. Except as required by Paragraph 9.k and except for modifications, amendments, cancellations and terminations entered into in the ordinary course of business consistent with past practices, none of the Companies shall modify, amend, cancel or terminate any Company Contract, if such


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

                  modification, amendment, cancellation or termination will increase the obligations of the applicable Company under such Company Contract by more than $30,000

         l. ADDITIONAL RESTRICTIONS. In addition to the obligations and restrictions set forth above, and without limiting any of the foregoing, each Company shall not:

                  i. declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock or membership interest, undertake any Recapitalization Event, or purchase, redeem or otherwise acquire any Shares or Membership Interests;

                  ii. issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien any shares of its capital stock or membership interests, any other voting securities or interests or any securities or interests convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or interests or convertible securities or interests;

                  iii. amend or otherwise modify the Company's Certificate of Incorporation, Bylaws, limited liability company agreement or other comparable organizational documents;

                  iv. acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any Person;

                  v. sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets (including securitizations but excluding any assets subject to the Company Contracts required to be terminated by Paragraph 9.k hereof and the Assigned Agreements and related assets contemplated by Paragraph 9.h. hereof) in a single transaction or series of transactions, other than in the ordinary course of business consistent with past practice;

                  vi. incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company, guarantee any debt securities of another Person, enter into any agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business (or to refund existing or maturing indebtedness) consistent with past practice; or make any loans, advances or capital contributions to, or investments in, any other Person;

                  vii. cancel, compromise, release or discharge any claim of any Company upon or against any Person or waive any right of any Company, or institute,


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



                           settle or agree to settle any material action or proceeding between the Company and any Person without the prior written consent of Purchaser, except in the ordinary course of business and except for claims or actions involving less than $100,000;

                  viii. pay, loan or advance (other than compensation paid in the ordinary course) any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to or enter into any material contract with, any of its officers, directors, employees or any Affiliate; or

                  ix. solicit, advertise, offer, market or negotiate for the sale of franchises associated with the Systems, and the Companies shall immediately terminate all such existing activities.

         m. ADVICE OF CHANGES. AFC shall promptly advise the Purchaser orally and in writing of (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate; or (ii) the failure of it to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; and (iii) any change or event having, or which is reasonably likely to have
                  (x) a Material Adverse Effect on any Company or (y) an impact on the truth of its representations and warranties or the ability of the conditions set forth in Paragraph 9 to be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of AFC (or remedies with respect thereto) or the conditions to the obligations of Purchaser under this Agreement.

         n. NO SOLICITATION BY AFC. From and after the date of this Agreement until the Closing or termination of this Agreement pursuant to Paragraph 16, AFC will not, nor will it authorize or permit the Companies or any of their officers, directors, Affiliates, employees or any investment banker, attorney or other advisor or representative to, directly or indirectly:

                  i. take any action to initiate, solicit, facilitate, encourage or induce the making, submission or announcement of any Alternative Transaction;

                  ii. participate in any discussions or negotiations regarding, furnish to any Person any nonpublic information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Alternative Transaction;

                  iii. engage in discussions or negotiations with any Person with respect to any Alternative Transaction; or

                  iv.      approve, endorse or recommend any Alternative
                           Transaction.

         o. COMMERCIALLY REASONABLE EFFORTS. Upon the terms and subject to the conditions set forth in this Agreement, each party hereto agrees to use


Page 54 - STOCK PURCHASE AGREEMENT
                  commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement including using commercially reasonable efforts to accomplish the following:
                  (i) the taking of all reasonable acts necessary to cause the conditions to Closing to be satisfied; (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by any Governmental Entity; (iii) the obtaining of all necessary consents, approvals or waivers identified on Paragraph 6.m;
                  (iv) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed; and (v) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

         p. TAX MATTERS. Except as provided in SCHEDULE 6.h.i. hereto, without the prior written consent of Purchaser, AFC shall not, nor shall it permit any of the Companies to, make or change any election, change an annual accounting period, adopt or change any accounting method, file any amended Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment, or take any other similar action relating to the filing of any Return or the payment of any Tax, if such election, adoption, change, amendment, agreement settlement, surrender, consent or other action would have the effect of increasing the liability for Taxes of any of the Companies for any period ending after the Closing Date or decreasing any Tax attribute of any of the Companies existing on the Closing Date.

         q. COMPANY AUDITED FINANCIAL STATEMENTS. AFC shall use its best efforts to deliver to Purchaser (i) complete audited and restated financial statements (including balance sheet, statement of operations and statement of cash flows) of AFC, together with all auditor's notes thereto, for the fiscal years ending December 30, 2001 and any other prior years which AFC determines will need to be restated ("Restated Financial Statements"), (ii) complete audited financial statements (including balance sheet, statement of operations and statement of cash flows), together with all auditor's notes thereto, of the Companies (on a stand-alone basis) for the fiscal year ending December 29, 2002 consistent with the information contained in the Restated Financial Statements ("Company Audited Financial Statements"), and (iii) the Closing Financial Statements, as soon as such statements are available. This obligation shall survive the Closing if not satisfied in full prior to the Closing. Delivery of the Company Audited Financial

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

                  Statements and the Restated Financial Statements shall not be a condition of the Closing.

         r. SUPPLY MANAGEMENT SERVICES. INC. AFC shall use commercially reasonable efforts to cause Supply Management Services, Inc. ("SMS") to continue to purchase from International Paper and offer for sale to the Companies and the Franchisees at no mark-up above SMS' actual cost, paper products of the type historically provided by International Paper for a period not to exceed twelve (12) months.

         s. TRADEMARKS. AFC shall cause to be filed with the Patent and Trademark Office evidence of the ownership by the appropriate Company of the Trademark Registration Rights and Registered Copyrights listed on SCHEDULE 6.o.i AND 6.o.ii.

         t. FRANCHISE DISCLOSURES. From and after the date of this Agreement until the Closing Date, AFC shall use its best efforts to revalidate and/or amend the Best franchise disclosure circular and provide the franchisees and prospective franchisees with the revalidated or amended franchise disclosure circular as required by all Applicable Laws.

         u. LEASE CONSENTS. AFC shall use commercially reasonable efforts to obtain all of the consents and approvals of the Leased Premises as required by the Premises Leases as set forth on
                  SCHEDULE 6.g.v.

         v. ROFR NOTICE. If, with regard to any Development Agreement or Franchise Agreement under which grants AFC or any Company a right of first refusal, AFC or any Company receives notice from a Franchisee with a proposed assignment or transfer of its rights under its Development Agreement and/or Franchise Agreement(s), AFC will forward such notice to Purchaser, and AFC may, in its sole discretion, after consultation with Purchaser exercise such right of first refusal (and in the event AFC obtains the prior written consent of Purchaser to any such acquisition, such acquisition shall be at the expense of Purchaser if the Closing occurs).

         w. AAFES TERMINATION. On or prior to the Closing, AFC shall have delivered to AAFES written notice terminating all rights of AAFES to develop any additional Cafes in connection with the Retail Business under that certain Solicitation Award dated September 14, 1989, as amended from time to time (the "AAFES Agreement") which notice shall be effective no later than the ninetieth (90th) day following delivery of such notice (the "Effective Date"). In no event shall this provision be construed to prohibit the development of additional Cafes for which AAFES has exercised any of its development rights under the AAFES Agreement prior to such Effective Date.

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         x.       ESTOPPEL CERTIFICATES. AFC shall use commercially reasonable efforts to obtain an estoppel letter (the "Landlord Estoppel Letters") in the form attached hereto as Exhibit D from all of the landlords under the Premises Leases.

9. CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER. The following shall constitute conditions precedent to Purchaser's obligations to consummate the transactions contemplated herein, and the failure of any such condition shall give Purchaser the option of terminating this Agreement whereupon neither party hereto shall have any further obligation to consummate the transactions contemplated by this Agreement:

         a. REPRESENTATIONS AND WARRANTIES. The representations and warranties of AFC contained herein shall be true and correct as of Closing in all respects (except for representations and warranties which have not been qualified by a materiality threshold in which case such representations and warranties shall be true and correct in all material respects); AFC shall have complied with, performed or satisfied all agreements, covenants and conditions required by this Agreement to be complied with, performed or satisfied by it, in each case, in all respects; and AFC shall have delivered to Purchaser a certificate to such effect.

         b. ABSENCE OF CHANGES. Since the date of the Current Company Financial Statements, there shall not have occurred any Material Adverse Change in the financial condition of the Companies taken as a whole. The Company Audited Financial Statements shall not reflect any Material Adverse Change from the Current Company Financial Statements.

         c. ACTIONS. No action, suit or proceeding shall have been instituted before a court or governmental body, or instituted or threatened by any governmental agency or body, to restrain or prevent the carrying out of the transactions contemplated hereby, which shall not have been disposed of to the reasonable satisfaction of Purchaser.

         d. HSR ACT. The waiting period (and any extension thereof) applicable to the Transaction under the HSR Act shall have been terminated or shall have expired and all material foreign antitrust approvals required to be obtained prior to the Closing in connection with the transactions contemplated hereby shall have been obtained.

         e. RELEASE OF LIENS. The Existing Liens shall have been released, and AFC shall have provided evidence satisfactory to Purchaser of such release, including delivery to Purchaser at Closing, releases by the Secured Lender of all guarantees of the Companies and completed applications necessary to terminate all UCC-1 financing statements and all trademark recordation forms filed with the Patent and Trademark Office relating to the Companies or the Company Assets.


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         f.       LANDLORD CONSENTS. Purchaser shall have received the consent to the consummation of the transactions contemplated herein as set forth on SCHEDULE 9.f.

         g.       [INTENTIONALLY OMITTED]

         h. ASSIGNMENT OF CERTAIN AGREEMENTS. The Companies shall have assigned to AFC or a subsidiary of AFC the international and Hawaii development, franchise and management agreements and the other agreements identified on SCHEDULE 9.h (the "Assigned Agreements") along with all purchase orders, ad fund deposits, and deposits on purchase orders associated with the Assigned Agreements. In addition, the Companies and AFC shall have entered into a Master License Agreement, in the form attached hereto as EXHIBIT A.

         i. EMPLOYEES. The current employees of AFC and the Companies identified on SCHEDULE 9.i shall be employed by AFC and/or the Companies on the Closing Date and shall not have given any notice of termination.

         j. TERMINATION OF COMPANY CONTRACTS. The Company Contracts set forth on SCHEDULE 9.j shall have been terminated without liability or further obligation of any Company.

         k. ADDITIONAL CONSENTS. Purchaser shall have obtained, from the Persons identified in SCHEDULE 9.k a written waiver and consent, in a form reasonably acceptable to Purchaser, to execution of the Master License Agreement by Purchaser and the satisfaction by Purchaser of its obligations thereunder, including but not limited to the maintenance and support of the relationship between AFC and the international Franchisees to the extent provided in the Master License Agreement.

10. CONDITIONS PRECEDENT TO OBLIGATIONS OF AFC. The following shall constitute conditions precedent to AFC's obligations to consummate the transactions contemplated herein, and the failure of any such condition shall give AFC the option of terminating this Agreement whereupon neither party hereto shall have any further obligations hereunder:

         a. REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser contained herein shall be true and correct as of Closing; Purchaser shall have complied with, performed or satisfied all agreements, covenants and conditions required by this Agreement to be complied with, performed or satisfied by it; and, Purchaser shall have delivered to AFC a certificate to such effect.

         b. ACTIONS. No action, suit or proceeding shall have been instituted before a court or governmental body, or instituted or threatened by any governmental agency or body, to restrain or prevent the carrying out of the transactions contemplated hereby, which shall not have been disposed of to the reasonable satisfaction of AFC.

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

         c. HSR ACT. The waiting period (and any extension thereof) applicable to the Transaction under the HSR Act shall have been terminated or shall have expired and all material foreign antitrust approvals required to be obtained prior to the Closing in connection with the transactions contemplated hereby shall have been obtained.

         d. RELEASE OF LIENS. The Secured Lender shall have given written notice that it will release its security interest in the Shares and the Company Assets concurrently with the Closing.

11.      CLOSING OBLIGATIONS.

         a. OBLIGATIONS OF AFC AT CLOSING. At Closing, AFC shall deliver to Purchaser the following:

                  i. the Stock Certificates evidencing the Shares, together with an assignment thereof, duly endorsed for transfer to Purchaser;

                  ii.      the minute books for each of the Companies;

                  iii.     the Recipes;

                  iv. a certificate of good standing of AFC issued by the Secretary of State of Minnesota and dated within thirty (30) days of the Closing Date;

                  v. a certificate, dated the Closing Date, of an officer of AFC certifying the resolutions adopted by the Board of Directors of AFC approving the execution and delivery of this Agreement and the consummation of the transactions contemplated under this Agreement;

                  vi. an opinion of counsel for AFC dated the Closing Date, in the form annexed hereto as EXHIBIT B;

                  vii.     the "bring down" certificate required by Paragraph
                           9.a.;

                  viii. a non-foreign affidavit dated as of the Closing Date, sworn under penalty of perjury and in form and substance required under the Treasury Regulations issued pursuant to Code ss.1445 stating that such AFC is not a "foreign person" as defined in Code ss.1445 (the "FIRPTA Affidavit");

                  ix. the releases and termination statements of Secured Lender as required by Paragraph 9.f.; and

                  x. any and all such other documents, agreements, certificates and instruments required to be executed and/or delivered by AFC to Purchaser.

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

         b. OBLIGATIONS OF PURCHASER AT CLOSING. At Closing, Purchaser shall deliver to AFC the following:

                  i.       The full Purchase Price by wire transfer to AFC;

                  ii. a certificate of good standing of Purchaser issued by the Secretary of State of Washington and dated within thirty (30) days of the Closing Date;

                  iii. a certificate, dated the Closing Date, of an officer of Purchaser certifying the resolutions adopted by the Board of Directors of Purchaser approving the execution and delivery of this Agreement and the consummation of the transactions contemplated under this Agreement;

                  iv. an opinion of counsel for Purchaser dated the Closing Date, in the form annexed hereto as EXHIBIT C;

                  v. the "bring down" certificate required by Paragraph 10.a hereof; and

                  vi. any and all such other documents, agreements, certificates and instruments required to be executed and/or delivered by Purchaser to AFC, and all payments (if any) required to be made, pursuant to the terms and provisions of this Agreement.

         c.       POST CLOSING OBLIGATIONS OF AFC.

                  i. COBRA BENEFITS. AFC agrees to provide any required COBRA continuation coverage after the Closing to any employee or former employee of the Companies (as well as any spouse or dependent of any employee or former employee) who on or prior to the Closing Date experiences a "qualifying event" (as defined in Code
                           Section 4980B(f) and ERISA Section 603) with respect to AFC and the Companies health plan.

                  ii. AAFES AGREEMENT. From and after the Closing, AFC shall, for no additional consideration, use its commercially reasonable efforts to assign or transfer the franchisor rights relating to the Cafes developed and/or operated by AAFES under the AAFES Agreement to Purchaser, the Companies or their designee upon Purchaser's written request and to obtain AAFES consent to any such assignment or transfer.

12.      INDEMNIFICATION BY AFC.

         a. GENERAL. AFC, hereby agrees to indemnify, defend and hold harmless Purchaser from and against any and all and all Losses actually incurred by Purchaser or any Company and arising out of or due to:

                  i. a breach of, or inaccuracy in, any representation or warranty made by AFC, and contained in this Agreement or any other Transaction

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

                           Document, or any nonfulfillment of any covenant made by AFC contained herein or in any other Transaction Document; and

                  ii. any of the Company Contracts identified on SCHEDULE 9.j, including, without limitation, the termination of such Company Contracts in accordance with this Agreement; and

                  iii. any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses (including, without limitation, legal fees and expenses) arising from any product liability or personal injury claim arising from the conduct of the Businesses prior to Closing, including, without limitation, those items listed on SCHEDULE 6.n; and

                  iv. any and all of items which are listed in SCHEDULE 6.n hereto; and

                  v. any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses (including, without limitation, legal fees and expenses, and travel costs and expenses) incident to or arising from any misrepresentation of or omission from any of the items set forth on any document filed by AFC with the Securities Exchange Commission (including without limitation, any misrepresentation or omission contained in the AFC Financial Statements, which are restated, modified, or otherwise corrected by the Restated Financial Statements); and

                  vi. any and all actions, suits, proceedings, claims, demands, fines, penalties and expenses (including, without limitation, legal fees and expenses and travel costs and expenses) incident to or arising from the actions, inactions, facts or circumstances disclosed on SCHEDULE 6.s.ii, including, without limitation, any Losses resulting from any Company's future breach of any of its obligations as a result of such actions, inactions, facts or circumstances; and

                  vii. any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses (including, without limitation, legal fees and expenses, and travel costs and expenses) relating to sales, marketing or promotional activities associated with the negotiation and/or execution of agreements granting development of franchise rights that took place during the one (1) year period prior to the date of this Agreement; and

                  viii. any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses (including, without limitation, legal fees and expenses, and travel costs and expenses) incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

         b. SURVIVAL. The obligation of AFC to indemnify Purchaser (i) pursuant to Paragraph 12.a.i (other than its obligation to indemnify Purchaser for non-fulfillment

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                  of any covenant made by AFC to be performed after the
                  Closing), Paragraph 4.e. (Tax Matters) herein and Paragraph 12.a.v (to the extent applicable to any indemnification obligations with respect to the matters identified in this clause (i)) shall survive the Closing until the expiration of AFC's representations and warranties as set forth in Paragraph 6, (ii) pursuant to Paragraph 12.a.i with regard to AFC's obligation to indemnify Purchaser for non-fulfillment of any covenant by AFC to be performed after the Closing and Paragraphs 12.a.ii, 12.a.iii, 12.a.iv, 12.a.v. and 12.a.vi (to the extent applicable to any indemnification obligations with respect to the matters identified in this clause (i)) shall survive Closing until the expiration of the applicable statute of limitations, and (iii) pursuant to Paragraph 12.d, shall survive the Closing for a period of two (2) years (each a "Survival Limitation Date"); provided, however, such indemnification obligations shall survive the Survival Limitation Date if asserted in a Claim Notice delivered to AFC on or before the Survival Limitation Date in accordance with the provisions of Paragraph 14 hereof; and provided, further that any Loss arising from fraud or any intentional misrepresentations of AFC shall survive the maximum period allowable pursuant to any applicable statute of limitations.

         c. LIMITATIONS ON AMOUNT. AFC shall have no liability to Purchaser for indemnification pursuant to this Paragraph 12 until the total Losses with respect to indemnifiable claims exceed $250,000, and then only for the amount by which such Losses exceed $250,000. In no event shall the aggregate liability of AFC with respect to claims by Purchaser hereunder exceed the Purchase Price.

         d. LEASE REIMBURSEMENT. Notwithstanding the provisions set forth in Paragraph 12.c., AFC shall reimburse Purchaser for fifty percent (50%) of all Losses arising out of or resulting from any provision in any Premises Lease set forth on SCHEDULE 12.d which prohibits or precludes the tenant under such Premises Lease from, directly or indirectly, engaging in any identical, similar or competing business from such location within a specified area or radius from the location of the Company-Owned Cafe which is the subject of such Premises Leases or from taking any action which would divert business from the location of the subject Premises Lease ("Radius Restriction Clause"); provided that AFC shall not be required to reimburse Purchaser for Losses that result from the opening of a new retail cafe by Purchaser after the date hereof. Purchaser agrees that it will not, and following the Closing, will not cause the Companies to, initiate communications with those landlords of the Premises Leases identified on SCHEDULE 12.d concerning the provisions of such Premises Leases which may give rise to the reimbursement obligation set forth in this Paragraph 12.d; provided, that nothing herein shall preclude Purchaser or the Companies from responding to inquiries, claims or demands relating to such provisions. In the event Purchaser is required to make payments to a landlord under a Premises Lease containing a Radius Restriction Clause in connection with the early termination of such Premises Lease, Purchaser will reasonably allocate such

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

                  payments as between Losses for which it is entitled to reimbursement pursuant to this Paragraph 12.d and those Losses for which it is not entitled to reimbursement.

13.      INDEMNIFICATION BY PURCHASER.

         a. GENERAL. Purchaser hereby agrees to indemnify, defend and hold harmless the AFC from and against any and all Losses arising out of or due to:

                  i. A breach of, or inaccuracy in, any representation or warranty made by Purchaser and contained in this Agreement or any other Transaction Document, or any nonfulfillment of any covenant made by Purchaser contained herein or in any other Transaction Document; and

                  ii. Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses including, without limitation, legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

         b. SURVIVAL. The obligation of Purchaser to indemnify AFC contained herein shall survive the Closing until the Survival Limitation Date; provided, however, such indemnification obligations shall survive the Survival Limitation Date if asserted in a Claim Notice delivered to Purchaser on or before the Survival Limitation Date in accordance with the provisions of Paragraph 14 hereof; and provided, further that any Loss arising from fraud or any intentional misrepresentations of Purchaser shall survive the maximum period allowable pursuant to any applicable statute of limitations.

         c. LIMITATIONS. Purchaser shall have no liability to AFC (for indemnification or otherwise) until the total Losses with respect to indemnifiable claims exceeds $250,000, and then only for the amount by which such Losses exceeds $250,000. In no event shall the aggregate liability of Purchaser with respect to claims by AFC hereunder exceed $5,000,000.

14.      INDEMNIFICATION MATTERS.

         a. NOTICE OF CLAIM. If any party shall seek indemnification pursuant to Paragraph 12 or 13 above, such party seeking indemnification (the "Indemnified Party") shall give written notice (a "Claim Notice") to the party from whom such indemnification is sought (the "Indemnifying Party") within five (5) business days after the Indemnified Party becomes aware of the facts giving rise to such claim for indemnification (an "Indemnified Claim") specifying in reasonable detail the factual basis of the Indemnified Claim, stating the amount of the Indemnified Claim, if known, the method of computation thereof, and containing a reference to the provision of the Transaction Documents in respect of which such Indemnified Claim arises. The failure of an Indemnified Party to provide notice pursuant to this Paragraph 14.a. shall not constitute a waiver of that party's claims



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                  to indemnification pursuant to Paragraph 12 or 13 as the case may be in the absence of material prejudice to the Indemnifying Party. If the Indemnified Claim arises from the assertion of any claim, or the commencement of any suit, action or proceeding brought by a person that is not a party hereto (a "Third Party Claim") any such notice to the Indemnifying Party shall be accompanied by a copy of any papers theretofore served on the Indemnified Party in connection with such Third Party Claim.

         b. THIRD PARTY CLAIMS. Upon receipt of notice of a Third Party Claim from an Indemnified Party pursuant to Paragraph 14.a., the Indemnifying Party may assume the defense and control of such Third Party Claim (provided the Indemnifying Party assumes liability therefrom and can demonstrate sufficient financial resources to satisfy such claim) but shall allow the Indemnified Party a reasonable opportunity to participate in the defense thereof with its own counsel and at its own expense. The Indemnifying Party shall select counsel, contractors and consultants of recognized standing and competence after consultation with the Indemnified Party; shall take all steps necessary in the defense or settlement thereof; and shall at all times diligently and promptly pursue the resolution thereof. In conducting the defense thereof, the Indemnifying Party shall at all times act as if all damages relating to such Third Party Claim were for its own account and shall act in good faith and with reasonable prudence to minimize damages therefrom. The Indemnified Party shall, and shall cause each of its Affiliates, directors, officers, employees, and agents to, cooperate reasonably with the Indemnifying Party in the defense of any Third Party Claim defended by the Indemnifying Party.

         c. INSURANCE. The liability of an Indemnifying Party under Paragraph 12 or 13 above shall be reduced by any insurance proceeds received by the Indemnified Party (or in the case of Purchaser, any of the Companies) as a result of any Losses upon which such indemnification claim is based.

15.      DISPUTE RESOLUTION.

         a. ARBITRATION. Except for action seeking a temporary restraining order or injunction, or suit to compel compliance with this dispute resolution process, the Parties agree to use the dispute resolution procedures set forth in this Article with respect to any controversy or claim arising out of or relating to this Agreement or its breach. For a period of thirty (30) days after notice from either Party, the Parties shall attempt in good faith to resolve the dispute by direct negotiation of nonlawyer representatives of the Parties. If the Parties do not resolve the dispute within such thirty (30) day period, either Party may submit the matter to binding arbitration with a professional arbitration service selected by the Parties. If the Parties do not otherwise agree on a mediation or arbitration service, such services, shall be provided pursuant to the J.A.M.S./ENDISPUTE Arbitration Rules and Procedures. The costs of mediation and arbitration, including the fees and expenses of the mediator and arbitrator, shall be paid equally by the Parties unless


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

                  the arbitration award provides otherwise. Each Party shall bear the cost of preparing and presenting its case. The Parties agree that Seattle, Washington shall be the location for the arbitration hearing. The Parties agree that this Section and the arbitrator's authority to grant relief shall be subject to the United States Arbitration Act, 9 U.S.C. Sections 1-6, et seq. ("USAA"), the provisions of this Agreement, and the ABA-AAA Code of Ethics for Arbitration in Commercial Disputes. The Parties agree that the arbitrator shall have no power or authority to make any award that provides for punitive or exemplary damages, or any other damages waived by the parties under this Agreement. The arbitrator's decision shall be final and binding. The award may be confirmed and enforced in any court of competent jurisdiction. All post-award proceedings shall be governed by the USAA.

         b. COSTS AND ATTORNEYS FEES. If any party fails to proceed with arbitration as provided herein or unsuccessfully seeks to stay such arbitration, or fails to comply with any arbitration award, or is unsuccessful in vacating or modifying the award pursuant to a petition or application for judicial review, the other party shall be entitled to be awarded costs, including reasonable attorneys' fees, paid or incurred by such other party in successfully compelling such arbitration or defending against the attempt to stay, vacate or modify such arbitration award and/or successfully defending or enforcing the award.

         c. EQUITABLE RELIEF. Notwithstanding anything in this Paragraph 15 or any other provision of this Agreement to the contrary, neither party shall be obligated to go through the procedures set forth in Paragraph 15.a. above if such party is seeking specific performance or injunctive relief to force the other party to consummate the transactions contemplated hereby or otherwise comply with the terms hereof.

16. TERMINATION. In addition to the other rights to terminate this Agreement set forth above, this Agreement may be terminated prior to the Closing as hereinafter provided:

         a. This Agreement may be terminated upon the written consent of all of the parties hereto.

         b. Either party may terminate this Agreement by written notice to the other party if the Closing shall not have occurred on or before the Closing Date through no fault of such party, provided however, that notwithstanding the foregoing, either party may, upon delivery of written notice, unilaterally extend the Closing Date for a period of up to ninety (90) days if the failure of the Closing to occur on the original Closing Date is the result of the failure to obtain HSR approval; provided that in the event of such extension, either party may terminate this Agreement if the Closing does not occur through no fault of such party on or before the fifth (5th) Business Day on which the conditions set forth in paragraphs 9.d and 10.c are satisfied.

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         c.       In the event of the termination of this Agreement pursuant to this Paragraph 16 or as otherwise expressly provided herein, this Agreement shall immediately upon termination become void and have no effect and there shall be no obligation or liability on the part of any party hereto or its officers, directors, shareholders, heirs, legal representatives, successor or assigns; provided, however, that nothing herein shall relieve any party from liability for any breach hereof.

17. PUBLICITY. There shall be no public announcement or comments with respect to this Agreement or the transactions contemplated hereby, except as mutually agreed by AFC and Purchaser; provided, however, that such announcements as are required by law or governmental regulation may be made without mutual agreement, and if time or circumstance makes prior consultation between the parties impractical, unnecessary or otherwise not feasible, in such event, the party making such announcement shall notify the other party as soon as practicable thereafter.

18. PROFESSIONAL FEES/BROKERS. Each party shall be solely responsible for all brokers fees, attorneys' fees, other professional fees and expenses incurred by it in connection with the transactions contemplated by this Agreement.

19. NOTICES. Notice to be given to any party under this Agreement shall not be effective unless in writing and hand delivered or mailed by certified or registered mail to the relevant party at the address stated below, or sent by telex or telecopy to the party to be notified at the telex or facsimile number stated below (with a copy mailed to the address stated below):

         In the case of the Purchaser:

                  Starbucks Corporation
                  2401 Utah Avenue S.
                  Seattle, WA 98134-1431
                  Attn:  General Counsel
                  Fax No.  206-318-7793

         with copy to:

                  Davis Wright Tremaine LLP
                  1300 SW Fifth Avenue, Suite 2300
                  Portland, OR 97201
                  Attn:  Benjamin G. Wolff
                  Fax No.:  503-778-5299

         or in the case of AFC:

                  AFC Enterprises, Inc.
                  Six Concourse Parkway
                  Suite 1700
                  Atlanta, Georgia 30328


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

                  Attn:  Allan J. Tanenbaum, Esq.
                  Fax No.  770-353-3334

         with a copy to:

                  Cohen Pollock Merlin Axelrod & Small, P.C.
                  3350 Riverwood Parkway
                  Suite 1600
                  Atlanta, Georgia  30339
                  Attn:  H.  Stephen Merlin, Esq.
                  Fax No.  770-858-1277

         Notice by certified mail shall be deemed to be received three business days after mailing of the same. All other notices shall be deemed to have been given on the date of receipt thereof. Any party may change its address, or its telex or telecopy number by giving notice of such change in the manner provided herein.

20. CONFIDENTIALITY. From and after the Closing, except as permitted by the Master License Agreement, neither AFC nor any of its Affiliates, employees, representatives or agents shall use or disclose to any third party any confidential or proprietary information of the Companies except as may be required by Applicable Law, including without limitation any rules or regulations of the Securities and Exchange Commission, but only with prior written notice to the other party.

21.      MISCELLANEOUS.

         a. BENEFIT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, executors, assigns and successors.

         b. GOVERNING LAW. THIS AGREEMENT AND ALL RIGHTS, OBLIGATIONS AND LIABILITIES ARISING HEREUNDER SHALL BE CONSTRUED AND GOVERNED BY THE SUBSTANTIVE LAW OF THE STATE OF WASHINGTON, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

         c. SEVERABILITY. In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

         d. EXECUTION OF AGREEMENT. This Agreement may be executed in two or more counterparts, each of which is an original and all of which together shall be deemed to be one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by all of the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the


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                  other counterparts. Facsimile signatures shall constitute
                  originals for all purposes hereof.

         e. ENTIRE AGREEMENT. This Agreement, together with the written agreements executed contemporaneously herewith, contain the entire Agreement of the parties hereto, and no representations, warranties, covenants or agreements, not embodied or incorporated herein, oral or otherwise, shall be of any force of effect.

         f. AMENDMENT. No amendments, modifications or additions to this Agreement shall be binding unless in writing and signed by all parties hereto.

         g. WAIVER. A waiver of any breach hereunder by any party hereto shall not constitute a waiver by such party of any other breach or a waiver by such party of the same breach on any other occasion; and, to be effective, any waiver hereunder must be in writing.

         h. INTERPRETATION. This Agreement was negotiated with the benefit of legal representation for all parties, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof. "Herein", "hereof" and "hereunder" refer to this Agreement as a whole and not to any particular part. Headings or captions are for convenience only and shall not affect the construction or interpretation of this Agreement. Words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the feminine and neuter genders and vice versa. Accounting terms not otherwise defined herein, shall have the meanings assigned to them under GAAP. The word "including" means including without limiting the scope or generality of any description preceding such word, and the word "or" means, and is used in the inclusive sense of, "and/or". References to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto


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


         IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed and delivered their duly authorized officers, as of the day and year first above written.


ATTEST:                                   AFC ENTERPRISES, INC.


By: /s/ Harold M. Cohen                   By: /s/ Frank J. Belatti
   ------------------------------------      -----------------------------------
   Its Assistant Secretary                   Its Chief Executive Officer




ATTEST:                                   STARBUCKS CORPORATION



By:                                       By: /s/ Michael Casey
   ------------------------------------      -----------------------------------
   Its          Secretary                    Its Executive Vice President
       --------



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


APPENDIX LIST
A                       AFC Knowledge
B                       Employee and Employee Benefit Matters
EXHIBIT LIST
A                       Master License Agreement
B                       Opinion of Counsel for AFC
C                       Opinion of Counsel for Purchaser
D                       Landlord Estoppel Letters
SCHEDULE LIST
2.b.                    AFC Wire Transfer Instructions
2.c.                    October Financials
2.d                     EBITDA Methodology
6.a.ii.                 SCC Foreign Jurisdictions
6.a.iii.                Best Foreign Jurisdictions
6.a.iv.                 Italia Foreign Jurisdictions
6.c.                    Existing Liens
6.d.                    AFC Financial Statements and Current Company Financial
                        Statements
6.e.i(a)                Cafe Owned and Operated by CT Restaurants, L.P.
6.e.i.                  Company-Owned Cafes
6.e.ii.                 Company-Owned Cafe Premises Leases
6.e.iii                 Occupancy Records for Company-Owned Cafe Premises
6.e.iv                  Storage and Common Area Agreements
6.f.i                   Other Premises
6.f.ii                  Other Premises Leases
6.f.xi                  Disputes as to Premises Leases
6.g.                    Condition of Company Assets
6.g.i.                  FF&E
6.g.ii.                 Computer Hardware, Computer Software, Etc.
6.g.iii.                Minimum Inventory of Operating Assets
6.g.iv.                 Accounts Receivable
6.g.v.                  Premises Leases Defaults, Consents, Obligations and
                        Improvements
6.g.vi.                 Material Equipment Leases
6.h.i                   Affiliated Group Tax Matters
6.h.v                   Tax Returns
6.i.i                   Condition of Major Service Systems
6.i.iii.                Health Department Citations
6.k.                    No Breach
6.l.                    Compliance with Laws
6.m.                    Consents and Approvals
6.n.                    Actions and Proceedings
6.o.i.                  Marks, Trademark Registration Rights
6.o.ii.                 Registered Copyrights
6.o.iii.                Patents


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

6.o.iv                  Recipes
6.o.v.                  Trade Dress
6.o.vi.                 Publicity Rights Agreements and Third-Party License
                        Agreements
6.o.vii.                List of Encumbered Proprietary Rights
6.o.ix.                 Proprietary Right Claim
6.o.x.                  Existing Infringements of Proprietary Right Claim
6.o.xi..                Computer Software
6.o.xii.                Proprietary Right Claim by Former or Current Officers,
                        Employees, Etc.
6.o.xiii.               Proprietary Rights Filing
6.o.xiv                 Employee Confidentiality and Nondisclosure Agreements
6.o.xv.                 Proprietary Right Enforceability Exceptions
6.p.i.(a)               Franchise Agreements and Amendments
6.p.i(b)                Franchisee Defaults
6.p.i(g)                Required Policies
6.p.i(h)                Suppliers
6.p.i(i)                Contractual Limitations or Prohibitions
6.p.ii.(a)              License Agreements and Amendments
6.p.ii.(b)              Licensee Defaults
6.q.i.                  Development Agreements and Amendments
6.q.ii                  Developer Defaults
6.q.v                   Modifications to Development Schedules
6.q.vii                 Terminated Development Agreements
6.r.i.                  Advertising Funds
6.s.i.                  Subsidiary Franchise Registration Jurisdictions
6.s.ii                  UFOC Disclosures
6.t.i                   Company Contracts
6.u.                    Licenses
6.v.                    Employee and Labor Matters
6.w.                    Benefit Plans
6.x.i.                  Environmental Violations
6.x.ii.                 Environmental Notices
6.x.iii.                Notice of Hazardous Substances
6.y.                    Insurance
6.z.                    Brokers and Finders
6.aa.                   Material Adverse Changes
6.cc.                   Suppliers
6.ff.                   Accounts Payable
6.gg.                   Bank Accounts
6.ii.                   Transactions with Affiliates
6.kk.                   Interest in Franchisees, Developers, Suppliers and
                        Competitors
6.ll.                   Enterprise Systems
9.f                     Landlord Consents
9.h                     Assigned Agreements
9.i.                    Employees
9.j.                    Termination of Certain Company Contracts
9.k.                    Additional Consents
12.d                    Premise Lease Reimbursements

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